Exhibit 1

Specific terms in this Exhibit have been redacted because confidential treatment for those terms has been requested.  The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate places with three asterisks [***]

HOLDCO FACILITY AGREEMENT

DATED 14 February 2020

for

BEACHHEAD HOLDINGS LIMITED

as Borrower

arranged by

PING AN BANK CO., LTD. (平安银行股份有限公司), ACTING THROUGH THE

OFFSHORE BANKING CENTER

with

PING AN BANK CO., LTD. (平安银行股份有限公司), ACTING THROUGH THE

OFFSHORE BANKING CENTER

as Agent

and

PING AN BANK CO., LTD. (平安银行股份有限公司), ACTING THROUGH THE

OFFSHORE BANKING CENTER

as Security Agent

Legal counsel to the Borrower	Legal counsel to the Finance Parties

CONTENTS

CLAUSE		PAGE

Section 1	INTERPRETATION	1
1	Definitions and interpretation	1
Section 2	THE FACILITY	35
2	The Facility	35
3	Purpose	35
4	Conditions of Utilisation	36
Section 3	UTILISATION	39
5	Utilisation	39
Section 4	REPAYMENT, PREPAYMENT AND CANCELLATION	41
6	Repayment	41
7	Prepayment and cancellation	41
Section 5	COSTS OF UTILISATION	47
8	Interest	47
9	Interest Periods	48
10	Changes to the calculation of interest	48
11	Fees	49
Section 6	ADDITIONAL PAYMENT OBLIGATIONS	50
12	Tax gross-up and indemnities	50
13	Increased costs	53
14	Other indemnities	56
15	Mitigation by the Lenders	58
16	Costs and expenses	58
Section 7	COLLATERAL VALUE AND MARGIN PAYMENTS	60
17	LTV Ratio and margin call	60
Section 8	REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT	65
18	Representations	65
19	Information undertakings	73
20	General undertakings	75
21	Events of Default	86
Section 9	CHANGES TO PARTIES	92
22	Changes to the Lenders	92
23	Changes to the Borrower	98
Section 10	THE FINANCE PARTIES	99
24	Role of the Agent, the Security Agent and the Arranger	99
25	Application of Proceeds	115
26	Role of Calculation Agent	117
27	Exclusion of liability of the Calculation Agent and the Lenders	118
28	Waiver of conflicts	119
29	Conduct of business by the Secured Parties	120
30	Sharing among the Finance Parties	120
Section 11	ADMINISTRATION	122
31	Payment mechanics	122
32	Set-off	126
33	Notices	126
34	Calculations and certificates	128
35	Partial invalidity	128
36	Remedies and waivers	128
37	Amendments and waivers	128
38	Confidential Information	130
39	Confidentiality of Funding Rates	132
40	Counterparts	134

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THIS AGREEMENT is dated 14 February 2020 and made between:

(1)	BEACHHEAD HOLDINGS LIMITED, an exempted company incorporated with limited liability under the laws of the Cayman Islands with company number 337986 and whose registered office is at Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands, as borrower (the “Borrower”);

(2)	PING AN BANK CO., LTD. (平安银行股份有限公司), ACTING THROUGH THE OFFSHORE BANKING CENTER as the mandated lead arranger (the “Arranger”);

(3)	THE PERSONS listed in Schedule 1 (The Original Lender) as the original lenders (each an “Original Lender”);

(4)	PING AN BANK CO., LTD. (平安银行股份有限公司), ACTING THROUGH THE OFFSHORE BANKING CENTER as agent for the other Finance Parties (the “Agent”);

(5)	PING AN BANK CO., LTD. (平安银行股份有限公司), ACTING THROUGH THE OFFSHORE BANKING CENTER as security agent for the Secured Parties (the “Security Agent”); and

(6)	PING AN BANK CO., LTD. (平安银行股份有限公司), ACTING THROUGH THE OFFSHORE BANKING CENTER as calculation agent (the “Calculation Agent”).

IT IS AGREED as follows:

Section 1      INTERPRETATION

1	Definitions and interpretation

1.1	Definitions

In this Agreement:

“Acceleration Event” means an Event of Default in respect of which the Agent has taken any action pursuant to paragraphs (a)(ii) or (a)(iii) of Clause 21.15 (Acceleration) in respect of the full principal amount of each of the Utilisation(s) then outstanding.

“Account Bank” means Ping An Bank Co., Ltd.

“Acquisitions” means acquisition of certain Issuer Shares by the Borrower from the relevant sellers.

“Acquisition Consideration” means the aggregate of purchase prices payable or paid by the Borrower in respect of the Acquisitions.

“Adjustment Event” means, in respect of the Issuer Shares:

(a)	a sub-division, consolidation or reclassification of the shares, or a free distribution or dividend of any such shares to existing holders by way of bonus, capitalisation or similar issue;

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(b)	a Merger Event;

(c)	(at any time after the Merger Termination Date) a Tender Offer; or

(d)	any other event that may have a diluting or concentrative effect on the theoretical value of the shares in any material respect (as determined by the Calculation Agent),

in each case, excluding any event in connection with the Merger (including the termination thereof) or any transaction that is consequential on, incidental to or required to implement, facilitate or reflect the Merger.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Anti-Corruption Laws” means, as applicable, the US Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010 and/or any similar anti-bribery laws, rules or regulations issued, administered or enforced by any Governmental Agency having jurisdiction over the Borrower concerning bribery and corruption.

“Anti-Money Laundering Laws” means all applicable money laundering statutes and rules and regulations thereunder and any related or similar rules, regulations or guidelines, which in each case are issued, administered or enforced by any Governmental Agency having jurisdiction over the Borrower concerning money laundering.

“APLMA” means the Asia Pacific Loan Market Association Limited.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 7 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration.

“Availability Period” means the period from and including the date of this Agreement to and including the date which is 6 Months after the date of this Agreement.

“Available Commitment” means a Lender’s Commitment minus:

(a)	the amount of its participation in any outstanding Loans; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any Loan that is due to be made on or before the proposed Utilisation Date.

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

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“Base Share Collateral Value” shall be the product of A x B:

Where:

A	= the Base Share Price; and

B	= at the time of determination, the aggregate number of Charged Issuer Shares, rounded down to the nearest whole number.

“Base Share Price” [***].

“Borrower Bank Account Charge” means the Hong Kong law charge over account entered into between the Borrower and the Security Agent in respect of the Borrower’s rights, title and interest in the Cash Collateral Account, Borrower Dividends Collection Account and Debt Service Reserve Account (and the balance standing to the credit of such accounts).

“Borrower Custodian Account Security Agreement” means a charge or pledge over account to be entered into between the Borrower and the Security Agent in respect of the Borrower’s rights, title and interest in the Secured Custodian Securities Account and the Secured Custodian Cash Account (and the balance standing to the credit of such accounts).

“Borrower Distribution Amount” means an aggregate amount standing to the credit of the ParentCo Dividends Collection Account that is equal to the Distribution received by the ParentCo in respect of such Issuer Shares held by the ParentCo that is directly attributable to the percentage of the shareholding of ParentCo Shares held by the Borrower.

“Borrower Dividends Collection Account means the dividends collection account to be opened and maintained in the name of the Borrower with the Account Bank (including any redesignation, renumbering or replacement thereof).

“Borrower IRA” means an investor rights agreement dated 24 August 2018 and made between the Borrower and the Issuer in connection with the private placement of 3,050,000 Issuer Shares by the Issuer to the Borrower.

“Break Costs” means the amount (if any) by which:

(a)	the interest (excluding Margin) which a Lender should have received pursuant to the terms of this Agreement for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount of that Loan or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)	the amount of interest which that Lender would be able to obtain by placing an amount equal to the principal amount of that Loan or Unpaid Sum received by it on deposit with a leading bank in the Relevant Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period,

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provided that, if an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will, for the purpose of this definition, end on the preceding Business Day.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Shanghai, the Cayman Islands, Hong Kong and, in relation to a date for payment in US dollars, New York City.

“Cash” means cash denominated in US dollars (or its equivalent).

“Cash Collateral Account Balance” means, at any time, the balance standing to the credit of the Cash Collateral Account at that time.

“Cash Collateral Account” means the cash collateral account to be opened and maintained in the name of the Borrower with the Account Bank (including any redesignation, renumbering or replacement thereof).

“Certain Funds Event” means:

(a)	a Major Representation is not correct in any material respect or will not be correct in any material respect (in each case, to the extent not already subject to materiality) immediately after a proposed Certain Funds Utilisation is made;

(b)	a Major Default is continuing;

(c)	a Certain Funds Illegality Event is continuing; or

(d)	a Change of Control has occurred.

“Certain Funds Illegality Event” means:

(a)	it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in a Certain Funds Utilisation due to a Change in Law (provided that this shall not affect the obligation of any other Lender); and

(b)	any funding shortfall created as a result of such illegality or unlawfulness referred to in paragraph (a) above is not and cannot be met by the aggregate of:

(i)	funding or commitment provided by one or more new or existing Lenders as a result of all or part of the Commitment (attributable to such first-mentioned Lender) being transferred or assigned to (or as a result of equivalent Commitment(s)) assumed by such new or existing Lenders in accordance with Clause 15 (Mitigation by the Lenders) or Clause 7.6 (Right of replacement or repayment and cancellation in relation to a single Lender); and

(ii)	the Borrower’s own funds (including the funds made available to the Borrower by the Sponsor (directly or indirectly)).

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“Certain Funds Period” means the period commencing on the date of this Agreement and ending on (and including) the last day of the Availability Period.

“Certain Funds Utilisation” means a Utilisation made or to be made under the Facility during the Certain Funds Period.

“Change in Law” means, with respect to a Lender:

(a)	the introduction of any law or regulation occurring after the later of (i) the date of this Agreement and (ii) the date on which that Lender became Party as a Lender (such later date being the Relevant Date in respect of such Lender); or

(b)	any change in or re-enactment of (or in the interpretation, administration or application of) any law or regulation in existence as at the Relevant Date (in respect of such Lender) that results in such law or regulation not being substantively comparable to or being materially more onerous to comply with than, in each case, such law or regulation as at the Relevant Date in respect of such Lender, but, in each case, excluding the introduction of, change in or re-enactment of any law or regulation that has been overcome and no longer affects such Lender.

“Change of Control” means the Sponsor cease to control the Borrower. For the purposes of this definition, control of the Borrower means (i) the holding of a greater percentage of the voting interests in and of the issued share capital of the Borrower than any other person or group of persons acting in concert (other than the Sponsor) and (ii) the power to appoint or remove all, or the majority, of directors or other equivalent officers of the Borrower.

“Charged Shares” means:

(a)	at any time prior to the completion of the Merger, the Charged Issuer Shares; and

(b)	at any time after the completion of the Merger, the Charged ParentCo Shares.

“Charged Issuer Custodian Shares” means the aggregate number of Issuer Custodian Shares which are the subject of any Security created or expressed to be created in favour of the Security Agent (on behalf of the Secured Parties).

“Charged Issuer Certificated Shares” means the aggregate number of Issuer Certificated Shares which are subject to any Security created or expressed to be created in favour of the Security Agent (on behalf of the Secured Parties).

“Charged Issuer Shares” means the aggregate number of the Charged Issuer Custodian Shares and the Charged Issuer Certificated Shares.

“Charged ParentCo Shares” means the aggregate number of ParentCo Shares that are the subject of any Security created or expressed to be created in favour of the Security Agent (on behalf of the Secured Parties).

“Clearing System” means the Depositary Trust Company.

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“Code” means the US Internal Revenue Code of 1986.

“Collateral Assets” means the assets charged or purported to be charged under the Security Documents.

“Commitment” means:

(a)	in relation to the Original Lender, the amount in US dollars set opposite its name under the heading “Commitment” in Schedule 1 (The Original Lender) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount in US dollars of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Competitor” means any person or entity (other than a member of the Group) principally engaged in the Core Business and each Affiliate of such person or entity engaged in such activities.

“Confidential Information” means all information relating to the Borrower, DDHL, the ParentCo, any Sponsor, the Issuer, the Finance Documents, the Facility, the Acquisitions or the Merger of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	the Borrower, DDHL, the ParentCo, any Sponsor, the Issuer, or any of their respective affiliates or advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from the Borrower, DDHL, the ParentCo, any Sponsor, the Issuer or any of their respective affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 38 (Confidential Information);

(B)	is identified in writing at the time of delivery as non-confidential by the Borrower, DDHL, the ParentCo, any Sponsor, the Issuer or any of its affiliates or advisers; or

(C)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (A) or (B) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Borrower, DDHL, the ParentCo, any Sponsor or the Issuer and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

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(ii)	any Funding Rate.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the APLMA or in any other form agreed between the Borrower and the Agent.

“Conflicted Lender” means any Lender (which term, for the purposes of this definition shall include any Affiliate of that Lender) which is or is acting on behalf of (including in its capacity as the grantor of a Participation or any other agreement pursuant to which such rights may pass):

(a)	a Competitor;

(b)	an investor or equity holder in a Competitor who has (i) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to cast, or control the casting of, more than 50 per cent of the maximum number of votes that might be cast at a general meeting (or equivalent) of a Competitor, or (ii) the power to appoint or remove all or the majority of the directors or other equivalent officers of that Competitor; or

(c)	an adviser to any such person referred to in paragraphs (a) or (b) above,

in each case whether before or after such person becomes a Lender and including where a Lender notifies the Agent that it is such (in a Transfer Certificate or otherwise) and where it has been notified as such to the Agent by the Borrower (acting reasonably and in good faith), provided that a Lender will not be deemed to be a Conflicted Lender solely by virtue of that Lender:

(i)	dealing in shares in or securities of a Competitor, where the relevant teams and employees of that Lender engaged in such dealings operate on the public side of an Information Barrier;

(ii)	becoming an investor or equity holder in a Competitor as a consequence of a debt-for-equity swap in, or enforcement of security over shares of, that Competitor; provided that the relevant teams and employees of that Lender involved in such transactions are separated from any teams or employees of that Lender working in relation to the Group and the Finance Documents (and related transactions) by way of an Information Barrier;

(iii)	engaging in any merger and acquisition or other advisory activity in relation to or on behalf of a Competitor, provided that the relevant teams and employees of that Lender involved in such advisory activity are separated from any teams or employees of that Lender working in relation to the Group and the Finance Documents (and related transactions) by way of an Information Barrier; or

(iv)	being an investor or equity holder in a Competitor through a separately managed private equity investment fund owned or managed by that Lender, provided that the relevant teams and employees of that Lender involved in such private equity fund are separated from any teams or employees of that Lender working in relation to the Group and the Finance Documents (and related transactions) by way of an Information Barrier; or

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(v)	being a third party financial institutional lender to any person referred to in paragraph (a) or (b) above, provided that the relevant teams and employees of that Lender involved in such transactions are separated from any teams or employees of that Lender working in relation to the Group and the Finance Documents (and related transactions) by way of an Information Barrier.

“Consortium Agreement” means the consortium agreement, dated as of 18 September 2019, by and among, Beachhead Holdings Limited, PW Medtech Group Limited (普华和顺集团公司), CITIC Capital China Partners IV, L.P., represented by its general partner CCP IV GP Ltd., Parfield International Ltd., HH Sum-XXII Holdings Limited and V-Sciences Investments Pte Ltd, as amended, restated, supplemented or modified from time to time.

“Core Business” means the business of plasma collection, research and development, manufacturing, commercialisation and selling of human plasma-based biopharmaceutical products.

“Custodian” means the custodian with which one or more of the Custodian Accounts are maintained.

“Custodian Account” means:

(a)	the Custodian Cash Account; and

(b)	the Custodian Securities Account,

and “Custodian Accounts” means any or all of the above.

“Custodian Account Opening Document” means any of the account opening documents executed by the Borrower in respect of the establishment of any Custodian Accounts (including, without limitation, the application form executed by the Borrower in connection with the opening of the Custodian Accounts, the Custodian’s standard account opening terms and conditions and all annexures or schedules attached thereto or incorporated by reference therein).

“Custodian Cash Account” means the cash account opened and maintained in the name of the Borrower with any Custodian (including any redesignation, renumbering or replacement thereof), including Secured Custodian Cash Accounts and Unsecured Custodian Cash Accounts.

“Custodian Securities Account” means the securities account opened and maintained in the name of the Borrower with any Custodian (including any redesignation, renumbering or replacement thereof), including Secured Custodian Securities Accounts and Unsecured Custodian Securities Accounts.

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“DDHL” means Double Double Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands with company number 340011 and whose registered office is at Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

“Debt Service Reserve Account” means the debt service reserve account to be opened and maintained in the name of the Borrower with the Account Bank (including any redesignation, renumbering or replacement thereof).

“Debt Service Reserve Account Balance” means, at any time, the balance standing to the credit of the Debt Service Reserve Account at that time.

“Default” means an Event of Default or any event or circumstance specified in Clause 21 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default, provided that any such event which requires the satisfaction of a condition as to materiality before it becomes an Event of Default shall not be a Default until that condition is satisfied.

“Defaulting Lender” means any Lender:

(a)	which has failed to make its participation in the Loan available or has notified the Agent that it will not make its participation in the Loan available by the Utilisation Date for the Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated any of its material obligations under a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)             administrative or technical error; or

(B)             a Disruption Event; and

payment is made within three Business Days of its due date; or

(ii)	that Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Disposal Proceeds Account” means the escrow account to be opened with:

(a)	the Account Bank; or

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(b)	another bank approved by the Agent (acting reasonably) in respect of which account an escrow agreement has been entered in form and substance reasonably satisfactory to the Agent, in each case, in the name of the Borrower and the seller(s) in connection with the disposal under paragraph (b) of the definition of “Permitted Share Disposal” (including any redesignation, renumbering or replacement thereof).

“Disrupted Day” means any Scheduled Trading Day on which:

(a)	the Exchange does not open for trading during its regular trading session; or

(b)	an Equity Market Disruption Event has occurred.

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

in each case, which is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Distribution” means, in respect of any Issuer Share or ParentCo Share, any dividend, interest or other payment or distribution of any kind on or in respect of that Issuer Share or ParentCo Share whether in the nature of dividend or capital and whether in the form of cash or otherwise.

“Distribution Net Proceeds” means, in respect of any Distribution the total cash amount received by the Borrower or the ParentCo from such Distribution after deducting:

(a)	any expenses (including legal fees and customary fees payable to bookrunner(s), exchange fees and brokerage fees in connection with such Distribution) reasonably incurred by the Borrower or the ParentCo with respect to that Distribution; and

(b)	any Tax incurred or required to be paid by the Borrower or the ParentCo in connection with such Distribution (as reasonably determined by the Borrower or the ParentCo on the basis of existing rates and taking account of any available credit, deduction or allowance).

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“Dividends Collection Accounts” means the Borrower Dividends Collection Account and the ParentCo Dividends Collection Account.

“Equity Market Disruption Event” means the occurrence or existence of a Trading Disruption or an Exchange Disruption, which is material as reasonably determined by the Calculation Agent.

“EU” means the European Union.

“Event of Default” means any event or circumstance specified as such in Clause 21 (Events of Default).

“Exchange” means NASDAQ Global Market or any successor to that exchange or any substitute exchange or quotation system acceptable to the Calculation Agent (acting reasonably) to which trading in the Issuer Shares is temporarily or permanently relocated (provided that the Calculation Agent has determined that there is comparable liquidity in respect of the Issuer Shares in such successor or substitute exchange or quotation system as on the original Exchange).

“Exchange Business Day” means any Scheduled Trading Day on which the Exchange is open for trading for its regular trading sessions (notwithstanding the Exchange closing prior to its scheduled weekday closing times, and without regard to after hours or any other trading outside of the regular trading session hours).

“Exchange Disruption” means any event that materially disrupts the ability of market participants in general to effect transactions in, or obtain market values for, the Issuer Shares on the Exchange, except for any event that affects the Exchange or listed stocks generally.

“Excluded ParentCo Shares” means any ParentCo Shares held by the Borrower other than the Charged ParentCo Shares.

“Extraordinary Events” means:

(a)	extraordinary price fall event: the official closing price per Issuer Share published by the Bloomberg page showing the closing price of the Issuer Shares on any Scheduled Trading Day is less than or equal to 35 per cent. of the Base Share Price in relation to the first Utilisation Request;

(b)	Equity Market Disruption Event: in relation to any Issuer Shares, an Equity Market Disruption Event continues for a period of eight or more consecutive Scheduled Trading Days;

(c)	nationalisation:

(i)	all the Issuer Shares; or

(ii)	all or substantially all the assets of the Issuer,

are nationalised, expropriated or are otherwise required to be transferred to any governmental agency, authority, entity or instrumentality thereof;

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(d)	insolvency proceedings: any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Issuer;

(ii)	a composition, compromise, assignment or arrangement with any creditor of the Issuer; or

(iii)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Issuer,

or any analogous procedure or step is taken in any jurisdiction; or

(e)	delisting: (i) the Exchange announces that, pursuant to the rules of the Exchange, the Issuer Shares cease (or will immediately cease) to be listed, traded or publicly quoted on the Exchange; or (ii) the Issuer Shares cease to be listed, traded or publicly quoted on the Exchange, in either case, for any reason (other than a Merger Event or a Tender Offer) and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system acceptable to the Calculation Agent, in the case of paragraph (a), (b) and (e) above, excluding any event in connection with the Merger (including the termination thereof) or any transaction that is consequential on, incidental to or required to implement, facilitate or reflect the Merger.

“Extraordinary Event Date” means, in respect of the events referred to in the relevant paragraph of the definition of “Extraordinary Event”, as regards:

(a)	paragraph (a) (Extraordinary price fall event), the date that the Calculation Agent determines such event has occurred;

(b)	paragraph (b) (Equity Market Disruption Event), the date that the Calculation Agent determines such event has occurred;

(c)	paragraph (c) (nationalisation), the date of the first public announcement to nationalise (whether or not subsequently amended) that leads to (or could reasonably be expected to lead to) such nationalisation;

(d)	paragraph (d) (insolvency proceedings), the date that the relevant corporate action, legal proceeding or other procedure or step is taken; or

(e)	paragraph (e) (delisting), the date which is the earlier of (i) the date on which the Shares cease to be listed, traded or publicly quoted on the Exchange and (ii) the date of the first public announcement by the Exchange that the Shares will cease to be listed, traded or publicly quoted.

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“Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)	sections 1471 to 1474 (or any successor sections thereto) of the Code and any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; and

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter(s)” means any letter(s) between a Finance Party and the Borrower setting out any of the fees referred to in Clause 11 (Fees).

“Finance Document” means:

(a)	this Agreement;

(b)	any Fee Letter;

(c)	the ParentCo Account Control Agreement;

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(d)	any Security Document; or

(e)	any other document designated as such by the Agent and the Borrower,

and “Finance Documents” means any or all of the above.

“Finance Party” means the Agent, the Security Agent, the Calculation Agent, the Arranger or a Lender and “Finance Parties” means any or all of them.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the applicable accounting principles, be treated as a balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would, in accordance with the applicable accounting principles in force immediately prior to 1 January 2019, have been treated as an operating lease);

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	shares which are expressed to be redeemable (other than at the option of the issuer) prior to the Termination Date;

(i)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(j)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

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“Fund” means Centurium Capital Partners 2018, L.P., an exempted limited partnership registered in the Cayman Islands with registration number 94759 and having its registered office at c/o Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to Clause 10.2 (Market disruption).

“Governmental Agency” means any government or any governmental agency, semi-governmental or judicial entity or authority (including, without limitation, any stock exchange or any self-regulatory organisation established under statute).

“Group” means the Issuer and each of its Subsidiaries from time to time.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Information Barrier” means, in relation to a Lender, a system of controls and monitoring (including, but not limited to, physical segregation of employees and restrictions on access to and flow of information) sufficient to ensure that:

(a)	information relating to the Group and the Finance Documents (and related transactions) held by that Lender is not disclosed to any person who is or who is acting on behalf of either a Competitor or an investor or equity holder in a Competitor or who is engaged in any merger and acquisition or other advisory activity in relation to or on behalf of a Competitor; and

(b)	information available to any team or employee of that Lender who is or who is acting on behalf of either a Competitor or an investor or equity holder in a Competitor or who is engaged in any merger and acquisition or other advisory activity in relation to a Competitor is not disclosed to any team or employee of that Lender acting in relation to the Group or the Finance Documents (and related transactions), but excluding in each case any person who is part of compliance or control or legal function within the Lender and who receives such information in that capacity.

“Initial Charged ParentCo Shares Percentage” means the percentage of the aggregate number of Charged Issuer Shares to all the Issuer Shares outstanding immediately prior to the completion of the Merger.

“Initial LTV Ratio” means [***].

“Insolvency Event” in relation to a Finance Party means that such Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

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(c)	makes a general assignment, arrangement or composition with, or for the benefit of, its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(h)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Initial Utilisation Date” means the date on which the Facility is first utilised.

“Interest Payment Date” means the last day of each Interest Period and the Termination Date.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

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“Interpolated Screen Rate” means, in relation to LIBOR for any Loan, the rate (rounded to the same number of decimal places as the relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of 11:00 a.m. (London time) on the Quotation Day.

“Issuer” means China Biologic Products Holdings, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands with company number 322104 and having its registered office at Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and whose shares are, as at the date of this Agreement, listed on the NASDAQ Global Market (stock code: NASDAQ: CBPO).

“Issuer Certificated Shares” means the Issuer Shares registered in the name of the Borrower on the register of members of the Issuer kept with the Issuer Registrar.

“Issuer Custodian Shares” means the Issuer Shares which at that time are held in a Custodian Securities Account.

“Issuer Registrar” means the registrar of the Issuer who maintains the records of the Issuer (including the statutory registers of the Issuer) in accordance with Cayman Islands law being, as at the date of this Agreement, Securities Transfer Corporation.

“Issuer Shares” means the ordinary shares of the Issuer.

“Issuer Share Charge” means the Cayman Islands law share charge between the Borrower and the Security Agent in respect of certain Issuer Certificated Shares owned by Borrower.

“Knowledge” means, in respect of the Borrower, to the best of the knowledge and belief of its directors (after due and careful enquiry).

“Legal Reservations” means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under any applicable limitation act or limitation ordinance, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim;

(c)	the principle that in certain circumstances security granted by way of fixed charge may be recharacterised as a floating charge or that security purported to be constituted as an assignment may be recharacterised as a charge;

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(d)	the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(e)	the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(f)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(g)	any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent).

“Lender” means:

(a)	an Original Lender; and

(b)	any person which has or becomes a Party in accordance with Clause 22 (Changes to the Lenders),

which, in each case, has not ceased to be a Party in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any Loan:

(a)	the applicable Screen Rate as of 11:00 a.m. (London time) on the Quotation Day for a period equal in length to the Interest Period; or

(b)	(if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for a period equal in length to the Interest Period,

and if, in either case, that rate is less than zero, LIBOR will be deemed to be zero.

“Listing Rules” means the rules relating to the listing and trading of shares on the Exchange.

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

“London Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London.

“LTV Margin Call Level” means [***].

“LTV Ratio” has the meaning given to it in Clause 17.2 (LTV Ratio).

“Major Default” means, with respect to the Borrower only, any Event of Default under any of Clause 21.1 (Non-payment), Clause 21.3 (Other obligations) (only insofar as it relates to any Major Undertaking), Clause 21.4 (Misrepresentation) (only insofar as it relates to a breach of any Major Representation), Clause 21.6 (Insolvency), Clause 21.7 (Insolvency proceedings), Clause 21.8 (Creditors’ process), Clause 21.10 (Unlawfulness and invalidity) or Clause 21.11 (Repudiation and rescission).

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“Major Representation” means a representation or warranty given by the Borrower with respect to itself under any of Clause 18.1 (Status) to Clause 18.5 (Validity and admissibility in evidence) (inclusive), Clause 18.14 (Security and pari passu ranking) and Clause 18.17 (Charged Shares).

“Major Undertaking” means an undertaking given by the Borrower described in Clauses 20.3 (Negative pledge), 20.4 (Disposals) and 20.9 (Charged Shares) and Clause 20.16 (Merger in respect of the Borrower), in each case, as it relates to the Borrower only.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to the reduction).

“Margin” means 1.00 per cent. per annum.

“Margin Call Cash Deposit Amount” has the meaning given to it in Clause 17.4 (Margin call).

“Margin Call Date” has the meaning given to it in Clause 17.3 (Margin Call Date).

“Margin Call Notice” means a notice substantially in the form set out in Schedule 4 (Form of Margin Call Notice).

“Margin Call Notice Date” has the meaning given to it in Clause 17.6 (Delivery of Margin Call Notice).

“Margin Call Notice Deadline” has the meaning given to it in Clause 17.6 (Delivery of Margin Call Notice).

“Margin Return Amount” has the meaning given to it in paragraph (b) of Clause 17.8 (Margin Return Amount).

“Margin Return Trigger Date” has the meaning given to it in paragraph (a) of Clause 17.8 (Margin Return Amount).

“Margin Return Notice” means a notice substantially in the form set out in Schedule 5 (Form of Margin Return Notice).

“Margin Stock” means “margin stock” as defined in Regulation U.

“Margin Cure Deadline” means, in respect of a Margin Call Notice Date, 5:00 p.m. 11 Business Days following that Margin Call Notice Date.

“Material Adverse Effect” means any event or circumstance:

(a)	which is materially adverse to the ability of the Borrower to perform its payment obligations under any Finance Document; or

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(b)	subject to the Legal Reservations and the Perfection Requirements, which affects the validity or enforceability of, or the effectiveness or ranking of any Security granted or purported to be granted pursuant to, any Finance Document to an extent which is materially adverse to the Finance Parties under the Finance Documents taken as a whole and which, if capable of remedy (and without duplication of any other remedy period), is not remedied within 20 Business Days of the earlier of (i) the Borrower becoming aware of the issue; and (ii) the giving of written notice of the issue by the Agent, and, in the case of paragraph (a) above, after taking into account any insurance, warranty, other claim for indemnification or right of recourse against any third party in respect of such event or circumstances held by the Borrower, where taking into account will include a consideration of all relevant facts and circumstances including the timing and likelihood of successful recovery and potential counterclaims and other claims against the Borrower with respect to the relevant event or circumstance.

“Material Event of Default” means an Event of Default under Clause 21.1 (Non-payment), Clause 21.2 (Collateral Events), 21.6 (Insolvency), 21.7 (Insolvency proceedings) and/or 21.8 (Creditors’ process) which is continuing.

“Material Non-Public Information” means any information (including without limitation any information regarding any material adverse change or prospective material adverse change in the condition of, or any actual, pending or threatened litigation, arbitration or similar proceeding involving, the Issuer) that is not described in the Issuer’s most recent annual report or subsequent public information releases and which, if it were made public, would be likely to have a significant effect on the price or value of the Issuer Shares.

“Merger” means the merger of CBPO Group Limited with the Issuer and the delisting of the Issuer Shares pursuant to the Merger Agreement, pursuant to which the Issuer will be the surviving entity and will become a wholly owned subsidiary of the ParentCo after the consummation of the Merger.

“Merger Agreement” means the agreement and plan of merger to be entered into by and amongst ParentCo, CBPO Group Limited and the Issuer in connection with the Merger.

“Merger Agreement Liabilities” means liabilities arising from or in connection with entry into or transactions contemplated under or pursuant to the Consortium Agreement or the Merger Agreement, which is attributable to the Borrower pro rata according to its interest under the relevant Consortium Agreement or the Merger Agreement.

“Merger Event” means, in relation to any Issuer Shares, any of the event set out in paragraphs (a) to (d) below:

(a)	reclassification or change of such Issuer Shares that results in a transfer of or an irrevocable commitment to transfer all such Shares outstanding to another entity or person;

(b)	consolidation, amalgamation, merger or binding share exchange of the Issuer with or into another entity or person (other than a consolidation, amalgamation, merger or binding share exchange in which such Issuer is the continuing entity and which does not result in a reclassification or change of all such Issuer Shares outstanding);

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(c)	takeover offer, tender offer, scheme of arrangement, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100 per cent. of the outstanding Issuer Shares of the Issuer that results in a transfer of or an irrevocable commitment to transfer of all such Issuer Shares (other than Shares owned or controlled by such other entity or person); or

(d)	consolidation, amalgamation, merger or binding share exchange of the Issuer or its subsidiaries with or into another entity in which the Issuer is the continuing entity and which does not result in a reclassification or change of all such Shares outstanding but results in the outstanding Issuer Shares (other than Shares owned or controlled by such other entity) immediately prior to such event collectively representing less than 50 per cent. of the outstanding Issuer Shares immediately following such event, in each case, if the closing date of a Merger Event (or, where a closing date cannot be determined under the local law applicable to such Merger Event, such other date as determined by the Calculation Agent) is on or before the Termination Date.

“Merger Termination Date” means the earlier of (a) the date on which the Borrower (or the Sponsors on its behalf) notifies the Agent and (b) the date of public announcement, that (i) CBPO Group Limited has conclusively and definitively withdrawn and terminated its (and any of its Affiliates’) bid for the entire issued share capital of the Issuer, (ii) the special committee of the Issuer in respect of the Merger (the “Special Committee”) have notified the Sponsors that CBPO Group Limited’s (and any of its Affiliates’) offer for entire issued share capital of the Issuer is conclusively and definitively rejected, (iii) the Special Committee conclusively and definitively terminates the Merger process or (iv) the Merger Agreement is terminated in accordance with the terms thereof.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month.

“New Lender” has the meaning given to it in Clause 22 (Changes to the Lenders).

“New Listing” means at any time after the completion of the Merger, the listing or admission to trading on any stock or securities exchange or market of any share or securities of the Issuer (or any Subsidiary or Holding Company of the Issuer), or any sale or issue by way of listing, flotation or public offering (or any equivalent circumstances) of any shares or securities of the Issuer (or any Subsidiary or Holding Company of the Issuer), in any jurisdiction or country.

“Non-Borrower Distribution Amount” means an aggregate amount standing to the credit of the ParentCo Dividends Collection Account that is equal to the Distribution received by the ParentCo and is attributable to any shareholder of the ParentCo other than the Borrower.

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“Outstanding Financing Amount” means, on any day, an amount in US dollars equal to the principal amount of the Loans outstanding on that day together with any interest or fees accrued or payable within the next 12 months period from the date of determination (using LIBOR for the then current interest period as the applicable benchmark) but unpaid by the Borrower under the Finance Documents up to that day as determined by the Calculation Agent (acting reasonably) and any accrued but unpaid default interest and break cost).

“ParentCo” means, CBPO Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands with company number 355835 and whose registered office is at Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

“ParentCo Dividends Collection Account” means the dividends collection account to be opened and maintained in the name of the ParentCo with the Account Bank (including any redesignation, renumbering or replacement thereof).

“ParentCo Account Control Agreement” means the Hong Kong law account control agreement entered into between the ParentCo, the Account Bank and the Agent in respect of the ParentCo Dividends Collection Account opened and maintained in its name (and the balance standing to the credit of such accounts).

“ParentCo Shares” means the ordinary shares of the ParentCo.

“ParentCo Share Charge” means the Cayman Islands law security agreement to be entered into pursuant to paragraphs (c) and/or (d) of Clause 20.17 (The Merger) and between the Borrower and the Security Agent in respect of the Charged ParentCo Shares.

“Participant” means each person to whom a Lender will make payments under a Participation Agreement.

“Participation” means a sub-participation or any other agreement or arrangement having an economic effect substantially similar to a sub-participation between a Lender and a Participant in respect of any Commitment or amount outstanding under this Agreement.

“Participation Agreement” means each agreement or letter between a Lender and a Participant in respect of a Participation.

“Party” means a party to this Agreement.

“Perfection Requirements” means the making or the procuring of the appropriate registrations (including registrations of charges), filings, endorsements, notarisation, stamping, notifications and/or other actions and steps to be taken in any Relevant Jurisdiction in order to perfect the Security Documents and/or the Security created under the Security Documents.

“Permitted Financial Indebtedness” means Financial Indebtedness:

(a)	arising under the Finance Documents;

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(b)	arising under a SPA, any Shareholder Loan Document or any bridge financing documents in each case in connection with the Acquisitions;

(c)	arising under a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade;

(d)	arising under any action or activity described in Clause 18.22 (No prior business); and

(e)	arising under any Portfolio Company Liabilities and/or Merger Agreement Liabilities provided that such Financial Indebtedness will be funded by equity or Shareholder Loans to the Borrower which are subordinated to the Facility in form and substance satisfactory to the Agent.

“Permitted Share Disposal” means:

(a)	(at any time prior to the completion of the Merger) a disposal by the Borrower of any Charged Issuer Share with the prior written consent of the Agent;

(b)	(at any time after the completion of the Merger) a disposal of the Charged ParentCo Shares held by the Borrower where:

(i)	the Borrower has notified the Agent of such proposed disposal at least five Business Day prior to the proposed closing date of such disposal;

(ii)	the Borrower has confirmed to the Agent that the sale and purchase agreement relating to such disposal has been entered into and the conditions precedent (other than payment of the purchase price under the sale and purchase agreement or any other matter or condition which cannot be satisfied until the closing or following the closing) to the closing of the disposal under the sale and purchase agreement have been satisfied or waived by the parties thereto;

(iii)	the Agent has received evidence reasonably satisfactory to it that the purchase price relating to that Permitted Share Disposal has already been paid into the Disposal Proceeds Account prior to the consummation of such disposal;

(iv)	after giving effect to such disposal and prepayment of the Loans, the Permitted Share Disposal LTV Ratio shall be equal to or less than [***]; and

(v)	the Borrower will ensure an amount equal to (if the share disposal price relating to that disposal is equal to or higher than the Base Share Price relating to the first Utilisation) 70 per cent. or (if the share disposal price relating to that disposal is lower than the Base Share Price relating to the first Utilisation) 100 per cent. of the Permitted Share Disposal Net Proceeds in respect of that disposal shall be applied towards prepayment of the Loans.

“Permitted Share Disposal LTV Ratio” means, the ratio of:

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A / (B x C),

where:

A = an amount in US dollars equal to the principal amount of the Loans outstanding after giving effect to prepayment of the Loans following such disposal;

B = the aggregate number of ParentCo Shares that are the subject of any Security created or expressed to be created in favour of the Security Agent (on behalf of the Secured Parties) after giving effect to release of ParentCo Shares pursuant to the disposal; and

C = the average purchase price per ParentCo Share pursuant to the sale and purchase agreement in respect of such disposal.

“Permitted Share Disposal Net Proceeds” means, in respect of a Permitted Share Disposal in paragraph (b) of that definition, the total cash consideration received by the Borrower from such Permitted Share Disposal after deducting:

(a)	any expenses (including legal fees and customary fees payable to bookrunner(s), exchange fees and brokerage fees in connection with such disposal) reasonably incurred by the Borrower with respect to that Permitted Share Disposal; and

(b)	any Tax incurred or required to be paid by the Borrower in connection with such Permitted Share Disposal (as reasonably determined by the Borrower on the basis of existing rates and taking account of any available credit, deduction or allowance).

“Portfolio Company Liabilities” means liabilities arising from claims by dissenting shareholders of the Issuer in connection with the Merger which is attributable to the Borrower pro rata according to the Borrower’s interest under the relevant Consortium Agreement or the Merger Agreement.

“PRC” means the People’s Republic of China.

“Privately Acquired Charged Issuer Custodian Shares” means the Charged Issuer Custodian Shares that are acquired by the Borrower pursuant to any SPA.

“Publicly Acquired Charged Issuer Custodian Shares” means the Charged Issuer Custodian Shares that are acquired by the Borrower through the Exchange.

“Quasi-Security” means a transaction under which the Borrower will:

(a)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any other person;

(b)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

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(c)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(d)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, one London Business Days before the first day of that period, unless market practice differs in the London interbank market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the London interbank market (and if quotations for that currency and period would normally be given on more than one day, the Quotation Day will be the last of those days).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Collateral Assets.

“Regulation T”, “Regulation U” or “Regulation X” means Regulation T, U or X, as the case may be, of the Federal Reserve Board, as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Relevant Jurisdiction” means, in relation to the Borrower:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

“Repayment Date” means each date set out in Clause 6.1 (Repayment of Loans).

“Repeating Representations” means each of the representations set out in Clauses 18.1 (Status) to 18.4 (Power and authority), 18.6 (Governing law and enforcement), 18.8 (No default), 18.15 (Title to assets), 18.16 (Secured Custodian Account Opening Documents), 18.17 (Charged Shares), Clause 18.19 (Regulation S) to Clause 18.23 (No prior business).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Restricted Transferee” means:

(a)	any private equity fund, growth capital fund, venture capital firms or any other person or entity whose investment strategy is substantially the same as that of the Sponsor;

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(b)	any pooled investment fund or privately managed separate accounts owned by any person seeking to manage a pool of individual assets irrespective of its investment strategy, including, without limitation, private equity funds, hedge funds, credit funds, special situations funds, debt or credit funds and mutual funds and any vehicle set up by such an investment fund or separate account to carry out its investment strategy;

(c)	a team or unit within any bank that primarily acts as a proprietary desk; or

(d)	any person whose principal business, material activity or portfolio or investment strategy is making material investment in (i) loans or other debt securities purchased at less than par value and/or (ii) loans or other debt securities acquired with the intention of owning the equity or gaining control of a business (directly or indirectly), provided that, for the avoidance of doubt, none of the paragraphs above shall include any person (or any Affiliate of any person) which is a bank or financial institution (which, for the avoidance of doubt, shall not include any private equity fund, growth fund or venture capital firms) which is regularly engaged in or established for the purpose of making, arranging, underwriting or investing in loans, securities or other financial assets.

“Rights Agreement” means the amended and restated preferred shares rights agreement dated 31 July 2017 between the Issuer and Securities Transfer Corporation as rights agent, as amended on 20 February 2019 and as further amended, restated, supplemented or modified from time to time.

“Sanction Restricted Party” means any persons or entities that are the subject of Sanctions.

“Sanctionable Activity” means any activity that could trigger a designation under existing Sanctions administered by a Sanctions Authority.

“Sanctions” means any economic or financial sanctions or trade embargoes implemented, administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Departments of State or Commerce or any other US government authority, the United National Security Council, the European Union, Her Majesty’s Treasury, the Department for Business, Innovation and Skills or any other UK government authority, any French government authority, the Monetary Authority of Singapore, the Monetary Authority of Hong Kong or the PRC government (such authorities, the Sanctions Authorities).

“Sanctioned Countries” means a country or territory that is the subject of Sanctions (as of the date of this Agreement, comprising Crimea, Cuba, Iran, North Korea, Sudan and Syria, but subject to such changes as take place over time).

“Scheduled Trading Day” means any day on which the Exchange is scheduled to be open for trading for its regular trading sessions.

“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for US dollars for the relevant period displayed on page LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

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“Secured Custodian Account” means:

(e)	the Secured Custodian Cash Account; and

(f)	the Secured Custodian Securities Account,

and “Secured Custodian Accounts” means any or all of the above.

“Secured Custodian Account Opening Document” means any of the account opening documents executed by the Borrower in respect of the establishment of the Secured Custodian Accounts (including, without limitation, the application form executed by the Borrower in connection with the opening of the Secured Custodian Accounts, the Custodian’s standard account opening terms and conditions and all annexures or schedules attached thereto or incorporated by reference therein as received by the Borrower from time to time).

“Secured Custodian Cash Account” means the cash account opened and maintained in the name of the Borrower with a Custodian reasonably acceptable to the Security Agent (including any redesignation, renumbering or replacement thereof) and as designated by the Borrower and the Security Agent as a “Secured Custodian Cash Account” from time to time.

“Secured Custodian Cash Account Balance” means, at any time, the balance standing to the credit of the Secured Custodian Cash Accounts at that time.

“Secured Custodian Securities Account” means the securities account opened and maintained in the name of the Borrower with a Custodian reasonably acceptable to the Security Agent (including any redesignation, renumbering or replacement thereof) and as designated by the Borrower and the Security Agent as a “Secured Custodian Securities Account” from time to time.

“Secured Liabilities” means all present and future liabilities and obligations at any time due, owing or incurred by the Borrower to any Secured Party under the Finance Documents, both actual and contingent and whether solely or jointly as principal or surety or in any other capacity.

“Secured Party” means a Finance Party, a Receiver or any Delegate.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Document” means:

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(a)	Borrower Custodian Account Security Agreement;

(b)	Borrower Bank Account Charge;

(c)	Issuer Share Charge;

(d)	ParentCo Share Charge;

(e)	each of the security document delivered to the Agent under paragraph (g) of Clause 20.11 (Dividends Collection Accounts); or

(f)	any other security document that may at any time be entered into which creates (or is expressed to create) Security for any of the Secured Liabilities,

and “Security Documents” means any or all of the above.

“Security Property” means:

(a)	the Transaction Security expressed to be granted in favour of the Security Agent as security agent for the Secured Parties and all proceeds of that Transaction Security;

(b)	all obligations expressed to be undertaken by the Borrower to pay amounts in respect of the Secured Liabilities to the Security Agent as security agent for the Secured Parties and secured by the Transaction Security together with all representations and warranties and undertakings expressed to be given by the Borrower or any other person in favour of the Security Agent as security agent for the Secured Parties; and

(c)	any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as security agent for the Secured Parties.

“Share Collateral Value” means the value of the Charged Shares calculated in accordance with Clause 17.1 (Share Collateral Value).

“Share Price” means the price per Issuer Share as determined in accordance with Clause 17.1 (Share Collateral Value).

“Shareholder Distribution” means the Borrower:

(a)	declaring, making or paying any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind and whether by way of share application money or otherwise) on or in respect of its share capital (or any class of its share capital);

(b)	repaying or distributing any dividend or share premium reserve;

(c)	paying any management, advisory or other fee to or to the order of any of its direct or indirect shareholders;

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(d)	redeeming, repurchasing, defeasing, retiring or repaying any of its share capital or resolving to do so; or

(e)	paying, repaying or prepaying of any Shareholder Loans.

“Shareholder Loans” means the loans owed by the Borrower to its direct or indirect parent under the Shareholder Loan Document.

“Shareholder Loan Document” means any document or intercompany account pursuant to which a loan is repayable by the Borrower to its direct or indirect parent.

“SPA” means one or more share purchase agreements entered into (or to be entered into) and made between, amongst others, the Borrower as purchaser and the relevant sellers therein in respect of the Acquisitions.

“Sponsor” means funds, partnerships and/or other entities owned, managed, controlled or advised by Centurium Capital Management Ltd. and/or any of its Affiliates.

“Subsidiary” means, in relation to a Holding Company, a company, corporation or other legal entity:

(a)	which is controlled, directly or indirectly, by the Holding Company;

(b)	in which a majority of the voting shares are held by the Holding Company, either alone or pursuant to an agreement with others;

(c)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the Holding Company; or

(d)	which is a Subsidiary of another Subsidiary of the Holding Company.

“Super Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 75 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 75 per cent. of the Total Commitments immediately prior to the reduction).

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tender Offer” means a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in such entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, greater than 30 per cent. and less than 100 per cent. of the outstanding voting shares of the Issuer, as determined by the Calculation Agent, based upon the making of filings with governmental or self-regulatory agencies or such other information as the Calculation Agent deems relevant.

“Termination Date” means the date which is 60 Months after the date of this Agreement.

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“Third Parties Ordinance” means the Contracts (Rights of Third Parties) Ordinance (Cap. 623).

“Total Commitments” means the aggregate of the Commitments, being USD350,000,000 as at the date of this Agreement.

“Trading Disruption” means any suspension of trading by the Exchange relating to the Issuer Shares whether by reason of movements in price exceeding limits permitted by the Exchange or otherwise, except for any suspension of trading resulting from any event that affects the Exchange or listed stocks generally.

“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“UK” means the United Kingdom.

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Finance Documents.

“Unsecured Custodian Account” means:

(c)	the Unsecured Custodian Cash Account; and

(d)	the Unsecured Custodian Securities Account,

and “Unsecured Custodian Accounts” means any or all of the above.

“Unsecured Custodian Cash Account” means a Custodian Cash Account which is not a Secured Custodian Cash Account.

“Secured Custodian Cash Account Balance” means, at any time, the balance standing to the credit of the Unsecured Custodian Cash Accounts at that time.

“Unsecured Custodian Securities Account” means a Custodian Securities Account which is not a Secured Custodian Securities Account.

“US” and “United States” means the United States of America.

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“US Bankruptcy Law” means the United States Bankruptcy Code of 1978 (Title 11 of the United States Code), any other applicable United States federal or state bankruptcy law.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

“Voluntary Top-up Amount” has the meaning given to it in paragraph (a) of Clause 17.7 (Voluntary deposit of Cash).

“Voting Participation” means a Participation which involves a transfer of any voting rights, directly or indirectly, under, or in relation to, the Finance Documents (including arising as a result of being able to direct the way that another person exercises its voting rights).

“White List” means the financial institutions set out in Schedule 8 (White List).

1.2	Construction

(a)	Unless a contrary indication appears, any reference in any Finance Document to:

(i)	the “Agent”, any “Arranger”, the “Borrower”, the “Calculation Agent”, a “Custodian”, any “Finance Party”, any “Lender”, any “Party”, any “Secured Party” or the “Security Agent” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Borrower and the Agent or, if not so agreed, is in the form specified by the Agent;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)	“shares” includes stock, shares and other securities of any kind;

(v)	“control” in respect of any person (the “first person”), means if any other person is in possession, directly or indirectly, of the power to direct or cause the direction of the management and policies or is able to determine the composition of the majority of its board of directors or equivalent body of the first person, whether through ownership of voting securities, by contract or otherwise;

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(vi)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerously) or replaced and includes any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under that Finance Document or other agreement or instrument;

(vii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(ix)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(x)	the singular includes the plural (and vice versa);

(xi)	a provision of law is a reference to that provision as amended or re-enacted; and

(xii)	a time of day is a reference to Hong Kong time.

(b)	The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Default or an Event of Default or a Major Default or a Material Event of Default is “continuing” if it has not been remedied or otherwise waived by the Agent on behalf of the relevant Lenders.

(f)	A Default or an Event of Default or a Major Default or a Material Event of Default will be “remedied” (and cease to be continuing) where the underlying circumstances giving rise to the Default or Event of Default or Major Default or Material Event of Default cease to exist or where actions have been taken which have addressed the underlying circumstances, provided that if the Agent has exercised any of its rights under Clause 21.15 (Acceleration) whilst an Event of Default or a Major Default or a Material Event of Default was continuing, then such Event of Default or a Major Default or Material Event of Default is no longer capable of being remedied and will be continuing unless it has been waived.

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(g)	An Acceleration Event is continuing if the relevant Acceleration Event has occurred and the underlying notice of acceleration has not been withdrawn by the Agent.

(h)	In addition to paragraph (f) above:

(i)	if a Default (including an Event of Default or a Major Default or a Material Event of Default) occurs for a failure to deliver a required certificate, notice or other document in connection with another default (an “Initial Default”), then at the time such Initial Default is remedied or waived, such Default (including an Event of Default or a Major Default or a Material Event of Default) for a failure to report or deliver a required certificate, notice or other document in connection with the Initial Default will also be cured without any further action; and

(ii)	if any Default (including an Event of Default or a Major Default or a Material Event of Default) occurs for the failure to comply with the time prescribed in Clause 19 (Information undertakings), or otherwise to deliver any notice, certificate or other document, as applicable, even though such delivery is not within the prescribed period specified in this Agreement or any other Finance Document, shall be deemed to be remedied upon the delivery of any such report required by such covenant or notice, certificate or other document, as applicable, even though such delivery is not within the prescribed period specified in this Agreement or any other Finance Document except that any Default shall not be capable of being remedied by any subsequent delivery of the required information if the Agent has exercised any of its rights under Clause 21.15 (Acceleration) whilst an Event of Default was continuing.

(i)	An Adjustment Event is “continuing” if it has occurred and the Borrower and the Calculation Agent are in discussion on any proposed amendments required to be made to the Finance Documents during the Consultation Period (as defined in Clause 17.10 (Adjustment Events)) and the Borrower has not consented to such amendments (if any) or the Calculation Agent has determined following the expiry of the relevant Consultation Period (as defined in Clause 17.10 (Adjustment Events)) that there are no amendments that could be made pursuant to Clause 17.10 (Adjustment Events).

(j)	An Exchange Business Day may be “consecutive” with another Exchange Business Day, and a Scheduled Trading Day may be “consecutive” with another Scheduled Trading Day notwithstanding (in each case) that it is separated by a day (including without limitation a weekend or public holiday) which is not an Exchange Business Day or Scheduled Trading Day (as the case may be).

(k)	References to any matter being “permitted” under this Agreement or any other Finance Document shall include references to such matters not being prohibited or otherwise approved under this Agreement or the other Finance Documents. A reference to any matter being “expressly permitted” under this Agreement or the other Finance Documents shall be limited to those matters which are expressly contemplated and expressly permitted under this Agreement or the relevant Finance Documents.

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(l)	Unless a contrary indication appears, a reference to a basket amount, threshold or limit expressed in USD includes the equivalent of such USD amount, threshold or limit in other currencies.

(m)	A reference to a particular Bloomberg page shall include any replacement Bloomberg page which displays the relevant price, rate or information, or the appropriate page (as determined by the Calculation Agent) of such other information service which publishes the relevant price, rate or information from time to time in place of Bloomberg.

1.3	Currency symbols and definitions

(a)	“HK$”, “HKD” and “Hong Kong dollars” denote the lawful currency of Hong Kong.

(b)	“US$”, “USD” and “US dollars” denote the lawful currency of the US.

1.4	No personal liability

No director, officer, employee or other individual acting (or purporting to act) on behalf of the Sponsor or the Borrower (or any of their respective Affiliates) shall be personally liable for any representation, certification or statement made or deemed to be made by him or her, the Sponsor or the Borrower in any Finance Document or any certificate, notice or other document required to be delivered under, or in connection with, any Finance Document, whether or not signed by that director, officer, employee or other individual, save, in each case, unless that individual acted fraudulently in making any such representation, certification or statement.

1.5	No Sponsor recourse

No Finance Party will have any recourse to the Sponsor in respect of any term of any Finance Document, any statement made by the Sponsor or otherwise except that this does not apply to the Borrower in respect of its obligations under each Finance Document to which it is a party.

1.6	Third party rights

(a)	Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Third Parties Ordinance to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Subject to Clause 37.4 (Other exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)	Any Receiver, Delegate or any person described in paragraph (b) of Clause 24.11 (Exclusion of liability) may, subject to this Clause 1.6 and the Third Parties Ordinance, rely on any Clause of this Agreement which expressly confers rights on it.

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Section 2     THE FACILITY

2	The Facility

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a term loan facility in US dollars in an amount equal to the Total Commitments.

2.2	Finance Parties’ rights and obligations

(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by the Borrower which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by the Borrower.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3	Purpose

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards financing or refinancing (directly or indirectly) the Acquisition Consideration in connection with the Acquisitions, including by way of repayment of a Shareholder Loan and/or repayment of any bridge financing loans in each case in connection with the Acquisitions.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

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4	Conditions of Utilisation

4.1	Initial conditions precedent

(a)	The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to the first Utilisation if the Agent has, on the date falling one (1) Business Day prior to the Initial Utilisation Date, received all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent (acting reasonably). The Agent shall notify the Borrower promptly upon being so satisfied.

(b)	Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if:

(a)	on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)	no Event of Default is continuing or would result from the proposed Loan;

(ii)	the Repeating Representations to be made by the Borrower are true in all material respects; and

(b)	on the date falling one (1) Business Day prior to the proposed Utilisation Date:

(i)	in respect of a Utilisation that is applied towards funding the payment of the Acquisition Consideration under an Acquisition, the Agent has received (or has waived the requirement to receive) the following documents or evidence in form and substance satisfactory to the Agent (acting reasonably):

(A)	(to the extent not previously provided) a copy of the executed SPA relating to that Acquisition, provided that commercially sensitive items may be redacted; and

(B)	a certificate (signed by a director or authorised signatory of the Borrower):

(1)	confirming that the conditions precedent to the closing of that Acquisition under the relevant SPA have been satisfied or waived (other than payment of the purchase price under the SPA or any other matter or condition which cannot be satisfied until the Closing (as defined in the relevant SPA)) provided that such waiver of closing conditions, if any, is not reasonably likely to materially and adversely affect the interests of the Lenders or has been consented to by the Agent (acting on the instruction of the Majority Lenders, such consent not to be unreasonably withheld or delayed);

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(2)	confirming that the Closing will occur promptly following the relevant Utilisation Date;

(3)	confirming that no other term of the SPA has been amended, varied, novated, supplemented, superseded, terminated, waived or repudiated in a way that may materially and adversely affect the interests of the Lenders; and

(4)	enclosing, to the extent required under the relevant SPA, a copy of the closing notice (or equivalent document) from the seller therein which shows the account details of that seller; and

(ii)	in respect of a Utilisation that is applied towards refinancing the payment of the Acquisition Consideration under an Acquisition, the Agent has received (or has waived the requirement to receive) the following documents or evidence in form and substance satisfactory to the Agent (acting reasonably):

(A)	(to the extent not previously provided) a copy of the executed SPA relating to that Acquisition, provided that commercially sensitive items may be redacted; and

(B)	evidence for such payment and source(s) of funds for such payment;

(iii)	to the extent required to comply with paragraph (c) of Clause 5.3 (Currency and amount) in respect of the proposed Loan, the Agent has received (or has waived the requirement to receive) the following documents or evidence in form and substance satisfactory to the Agent (acting reasonably):

(A)	a copy of the Borrower Custodian Account Security Agreement duly executed by the parties to it;

(B)	a copy of each Secured Custodian Account Opening Document relating to that Borrower Custodian Account Security Agreement;

(C)	each original or copy of notice of charge or assignment and any acknowledgement of each such document or notice and any other instructions, instruments or documents signed by the relevant person or any account control agreement, in each case as required by the Borrower Custodian Account Security Agreement to create and/or perfect the Security Interest thereunder; and

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(D)	legal opinions of legal adviser in the relevant jurisdiction in respect of the Borrower Custodian Account Security Agreement.

4.3	Utilisations during the Certain Funds Period

(a)	Subject to Clause 4.1 (Initial conditions precedent), during the Certain Funds Period, the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Certain Funds Utilisation if, on the date of the Utilisation Request and on the proposed Utilisation Date, no Certain Funds Event has occurred and is continuing.

(b)	During the Certain Funds Period (save in circumstances where, pursuant to paragraph (a) above, a Lender is not obliged to comply with Clause 5.4 (Lenders’ participation)), none of the Finance Parties shall be entitled to:

(i)	cancel any of its Commitments to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;

(ii)	rescind, terminate or cancel this Agreement or any of the Facility or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;

(iii)	refuse to participate in the making of a Certain Funds Utilisation;

(iv)	exercise any right of set-off or counterclaim in respect of a Utilisation to the extent to do so would prevent or limit the making of a Certain Funds Utilisation; or

(v)	cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document to the extent to do so would prevent or limit the making of a Certain Funds Utilisation, provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

4.4	Maximum number of Loans

(a)	The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation, more than eight Utilisations would be made.

(b)	The Borrower may not request that a Loan be divided.

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Section 3     UTILISATION

5	Utilisation

5.1	Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than 10:00 a.m. five Business Days before the proposed Utilisation Date (or such later time as the Agent in its absolute discretion may agree).

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(iii)	the proposed Interest Period complies with Clause 9 (Interest Periods); and

(iv)	it specifies the account and bank to which the proceeds of the Utilisation are to be credited.

(b)	Only one Loan may be requested in each Utilisation Request (other than the first Utilisation Request).

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be US dollars.

(b)	The amount of the proposed Loan must be a minimum of USD1,000,000, or if less, the Available Facility.

(c)	The amount of the proposed Loan, when aggregated with the then outstanding principal amount of the Loans, shall not cause the LTV Ratio on the date of the Utilisation Request to exceed the Initial LTV Ratio, provided that the LTV Ratio for this purpose, shall be the ratio of aggregate outstanding principal amount of the Loans (including the amount of the proposed Loan) to the Base Share Collateral Value.

5.4	Lenders’ participation

(a)	Subject to Clause 4.1 (Initial conditions precedent), Clause 4.2 (Further conditions precedent) and Clause 4.3 (Utilisations during the Certain Funds Period), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

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(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)	The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan by 11:00 a.m. on the date of the relevant Utilisation Request.

5.5	Cancellation of Commitment

The Commitments which, at that time, are not utilised shall be immediately cancelled at the end of the Availability Period.

5.6	Revocation

Without prejudice to paragraph (a)(iii) of Clause 14.2 (Other indemnities), in the event that the Borrower delivers a Utilisation Request, the Borrower may, not less than two Business Days prior to the proposed Utilisation Date for the Loan, revoke such Utilisation Request by notice to the Agent.

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Section 4     REPAYMENT, PREPAYMENT AND CANCELLATION

6	Repayment

6.1	Repayment of Loans

(a)	The Borrower shall ensure that the Loans are repaid in instalments by repaying on each Repayment Date an aggregate amount equal to the relevant percentage of the Loans outstanding as at close of business in Hong Kong on the last day of the Availability Period applicable to the Facility which percentage is set out in the table below opposite such Repayment Date:

Repayment Date	Repayment Instalment
Date falling 12 Months after the Initial Utilisation Date	2.00%
Date falling 24 Months after the Initial Utilisation Date	2.00%
Date falling 36 Months after the Initial Utilisation Date	2.00%
Date falling 48 Months after the Initial Utilisation Date	2.00%
Termination Date	The remaining outstanding balance

(b)	The Borrower may not reborrow any part of the Facility which is repaid.

7	Prepayment and cancellation

7.1	Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan, or it is or will become unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Borrower, the Available Commitment of that Lender will be immediately cancelled; and

(c)	to the extent that the Lender’s participation has not been transferred pursuant to paragraph (d) of Clause 7.6 (Right of replacement or repayment and cancellation in relation to a single Lender), the Borrower shall repay that Lender’s participation in the Loans on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by that Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

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7.2	Mandatory Prepayment Event

(a)	If:

(i)	(at any time after the Merger Termination Date) an Extraordinary Event Date has occurred;

(ii)	a Change of Control has occurred;

(iii)	the Agent becomes entitled to require the Borrower to prepay the Loans pursuant to Clause 17.10 (Adjustment Events); or

(iv)	a New Listing does not take place on or prior to the date falling on the fourth anniversary of the completion date of the Merger,

(each a “Mandatory Prepayment Event”), this Clause 7.2 shall apply.

(b)	The Borrower shall promptly notify the Agent upon becoming aware of a Mandatory Prepayment Event as referred to in paragraph (a)(i), (a)(ii) or (a)(iv) above.

(c)	In respect of any Mandatory Prepayment Event referred to in paragraphs (a)(ii) and (a)(iv) above, if a Lender so requires and notifies the Agent of its intention to be prepaid within 60 days of the Borrower notifying the Agent of that Mandatory Prepayment Event as referred to in paragraphs (a)(ii) and (a)(iv) above, the Agent shall, by not less than 30 Business Days’ notice to the Borrower, cancel the Commitments of that Lender and declare the participation of that Lender in the Loans, together with accrued interest, and all other accrued amounts under the Finance Documents immediately due and payable, whereupon the Commitments of that Lender will be cancelled and all such outstanding amounts will become due and payable on the last day of the notice period.

(d)	At any time following the occurrence of any Mandatory Prepayment Event referred to in paragraphs (a)(i) and (a)(iii) above, if a Lender so requires and notifies the Agent of its intention to be prepaid, the Agent shall, by not less than 5 Business Days’ written notice to the Borrower, cancel the Commitments of that Lender and declare the participation of that Lender in the Loans, together with accrued interest, and all other accrued amounts under the Finance Documents immediately due and payable, whereupon the Commitments of that Lender will be cancelled and all such outstanding amounts will become due and payable on the last day of the notice period, provided that, if within 5 Business Days’ of the Agent’s notice to the Borrower:

(i)	the Borrower provides the Agent with a copy of utilisation request(s) pursuant to one or more credit facilities available to the Sponsor (or its Affiliates), evidence that the lenders or agent (reasonably acceptable to the Agent) under such credit facilities have accepted such utilisation request(s), which, collectively, confirm that the Sponsor has requested utilisation of credit facilities in an amount which is sufficient to prepay the participation of that Lender in the Loans, together with accrued interest, and all other accrued amounts under the Finance Documents and evidence that the conditions to such utilisation have been satisfied; and/or

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(ii)	the Borrower provides the Agent with one or more notices to (the “Capital Call Notice”), and confirmation from, as direct or indirect investors of the Sponsor, which, collectively, confirm that the Sponsor has called capital, or caused capital to be called, from the direct or indirect investors of the Sponsor in an amount which is sufficient to prepay the participation of that Lender in the Loans, together with accrued interest, and all other accrued amounts under the Finance Documents; and/or

(iii)	the Borrower provides the Agent with evidence sufficiently satisfactory to the Agent that a refinancing facility is being negotiated for an amount which is sufficient to prepay the participation of that Lender in the Loans, together with accrued interest, and all other accrued amounts under the Finance Documents; and/or

(iv)	any combination of any of the foregoing,

all such outstanding amounts will become due and payable within 20 Business Days after the last day of that five Business Day period.

(e)	For the avoidance of doubt, Clause 17 (LTV Ratio and margin call) (to the extent applicable) shall continue to apply during the periods referred to in paragraph (d) above.

7.3	Voluntary cancellation

The Borrower may, if it gives the Agent not less than three Business Days’ (or such shorter period as the Majority Lenders may agree) prior written notice, cancel the whole or part of the Available Facility (but, if in part, being a minimum amount of USD500,000 and in integral multiple of USD500,000).

7.4	Voluntary prepayment

(a)	The Borrower may, if it gives the Agent not less than three Business Days’ (or such shorter period as the Majority Lenders may agree) prior written notice, prepay the whole or part of any Loan (but, if in part, being an amount that reduces the amount of the relevant Loan by a minimum amount of USD1,000,000).

(b)	The Facility may only be prepaid after the last day of the Availability Period (or if earlier, the day on which the applicable Available Facility is zero).

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7.5	Permitted Share Disposal

If, at any time, paragraph (b) of Permitted Share Disposal occurs, the Borrower shall:

(a)	promptly notify the Facility Agent upon the occurrence of the relevant Permitted Share Disposal; and

(b)	ensure that an amount equal to (if the share disposal price relating to that disposal is equal to or higher than the Base Share Price relating to the first Utilisation) 70 per cent. or (if the share disposal price relating to that disposal is lower than the Base Share Price relating to the first Utilisation) 100 per cent. of the Permitted Share Disposal Net Proceeds in respect of that disposal is applied towards prepayment of any Loan on the last day of the then current Interest Period for that Loan promptly upon receipt of such Permitted Share Disposal Net Proceeds.

7.6	Right of replacement or repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by the Borrower is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment(s) of that Lender shall immediately be reduced to zero.

(c)	On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in that Loan.

(d)	If:

(i)	any of the circumstances set out in paragraph (a) above apply to a Lender; or

(ii)	the Borrower becomes obliged to pay any amount in accordance with Clause 7.1 (Illegality) to any Lender,

the Borrower may on 30 Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 22 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to any person that confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance in accordance with Clause 22 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 22.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

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(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent;

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)	the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(f)	A Lender shall perform the checks described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

7.7	Restrictions

(a)	Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and any Break Costs, but otherwise without premium or penalty.

(c)	The Borrower may not reborrow any part of the Facility which is prepaid.

(d)	The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

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(f)	If the Agent receives a notice under this Clause 7 (Prepayment and cancellation) it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

(g)	If all or part of any Lender’s participation in a Loan is repaid or prepaid and is not available for redrawing, an amount of that Lender’s Commitment (equal to the amount of the participation of that Lender in that Loan which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

7.8	Application of cancellation and prepayments

(a)	Any prepayment of a Loan (other than a prepayment pursuant to Clause 7.1 (Illegality) or Clause 7.6 (Right of replacement or repayment and cancellation in relation to a single Lender)) shall be applied pro rata to each Lender’s participation in that Loan.

(b)	Any prepayment of a Loan (other than a prepayment pursuant to Clause 7.1 (Illegality) or Clause 7.6 (Right of replacement or repayment and cancellation in relation to a single Lender )) shall be applied towards the reduction of the Repayment Instalment for any Repayment Date falling after that prepayment in chronological order.

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Section 5     COSTS OF UTILISATION

8	Interest

8.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

(a)	the Margin; and

(b)	LIBOR.

8.2	Payment of interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period for that Loan.

8.3	Default interest

(a)	If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on that Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 130 per cent. of the interest rate which would have been payable if that Unpaid Sum had, during the period of non-payment, constituted a Loan in the currency of that Unpaid Sum for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Agent.

(b)	If any Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to that Unpaid Sum during that first Interest Period shall be 130 per cent. of the interest rate which would have applied if that Unpaid Sum had not become due.

(c)	Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4	Notification of rates of interest

(a)	The Agent shall promptly notify each Lender and the Borrower of the determination of a rate of interest under this Agreement.

(b)	The Agent shall promptly notify the Borrower of each Funding Rate relating to a Loan or an Unpaid Sum.

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9	Interest Periods

9.1	Interest Periods

(a)	Subject to Clause 9.2 (Alignment of Interest Periods and consolidation of Loans), the Interest Period for a Loan shall be six Months.

(b)	An Interest Period for a Loan shall not extend beyond the Termination Date.

(c)	Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

9.2	Alignment of Interest Periods and consolidation of Loans

The first Interest Period of each Loan utilised after the Initial Utilisation Date shall be shortened so that it ends on the last day of the then current Interest Period of the then outstanding Loan and on that day those Loans will be consolidated into and treated as a single Loan on the last day of the then current Interest Period.

10	Changes to the calculation of interest

10.1	Unavailability of Screen Rate

(a)	Interpolated Screen Rate: If no Screen Rate is available for LIBOR for the Interest Period of a Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(b)	Cost of funds: If no Screen Rate is available for LIBOR for:

(i)	the currency of a Loan; or

(ii)	the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate,

there shall be no LIBOR for that Loan and Clause 10.3 (Cost of funds) shall apply to that Loan for that Interest Period.

10.2	Market disruption

If before close of business in Hong Kong on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 40 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR then Clause 10.3 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

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10.3	Cost of funds

(a)	If this Clause 10.3 applies, the rate of interest on each Lender’s share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)	the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)	If this Clause 10.3 applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(d)	If this Clause 10.3 applies pursuant to Clause 10.2 (Market disruption) and:

(i)	a Lender’s Funding Rate is less than LIBOR; or

(ii)	a Lender does not supply a quotation by the time specified in paragraph (a)(ii) above,

the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR.

10.4	Break Costs

(a)	The Borrower shall, within ten Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum, provided that, for the purpose of this Clause 10.4, if an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will, for the purpose of this definition, end on the preceding Business Day.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11	Fees

11.1	Fee

The Borrower shall pay a fee on each Loan for each Interest Period in the amount and at the times agreed in a Fee Letter.

11.2	Payment of Fees

Other than as set out in Clause 16.1 (Transaction expenses), no fees, costs or expenses are payable by the Borrower unless and until the Initial Utilisation Date occurs.

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Section 6     ADDITIONAL PAYMENT OBLIGATIONS

12	Tax gross-up and indemnities

12.1	Definitions

(a)	In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by the Borrower to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)	Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

(a)	The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	The Borrower shall promptly upon becoming aware that the Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower.

(c)	If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If the Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment has been paid to the relevant taxing authority.

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12.3	Tax indemnity

(a)	The Borrower shall (within ten Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up);

(B)	is compensated for or by Clause 12.5 (Stamp taxes) or Clause 12.6 (Indirect tax); or

(C)	relates to a FATCA Deduction required to be made by a Party.

(c)	A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim within 120 days after the date on which that Protected Party becomes aware of it (after which that Protected Party shall not be entitled to claim any indemnification or payment under this Clause 12.3), following which the Agent shall promptly notify the Borrower.

(d)	A Protected Party shall, on receiving a payment from the Borrower under this Clause 12.3, notify the Agent.

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12.4	Tax Credit

If the Borrower makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Borrower which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower.

12.5	Stamp taxes

The Borrower shall:

(a)	pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document; and

(b)	within ten Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes paid or payable in respect of any Finance Document.

12.6	Indirect tax

(a)	All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)	Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all Indirect Tax incurred by that Finance Party in respect of costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

12.7	FATCA information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

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(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)	If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(ii) or (a)(iii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.8	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Borrower, the Agent and the other Finance Parties.

13	Increased costs

13.1	Increased costs

(a)	Subject to Clause 13.3 (Exceptions) the Borrower shall, within ten Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

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(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation made after the date of this Agreement; or

(iii)	the implementation or application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

The terms “law” and “regulation” in this paragraph (a) shall include, without limitation, any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)	In this Agreement

“Basel III” means:

(i)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“CRD IV” means:

(i)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(ii)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

“Increased Costs” means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

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(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2	Increased cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim within 120 days of the date on which that Finance Party becomes aware of it, following which the Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount and basis of calculation (in reasonable details) of its Increased Costs.

13.3	Exceptions

(a)	Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by the Borrower;

(ii)	attributable to a FATCA Deduction to be made by a Party;

(iii)	compensated for by (i) Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because of any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied), (ii) Clause 12.5 (Stamp taxes) or (iii) Clause 12.6 (Indirect tax);

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(v)	not notified to the Agent by the Finance Party (that is claiming any indemnification or payment under this Clause 13 in respect of such Increased Cost) within 120 days of the date of such Finance Party becoming aware of the event giving rise to such Increased Costs in accordance with paragraph (a) of Clause 13.2 (Increased cost claims).

(b)	In this Clause 13.3, a reference to a “Tax Deduction” has the same meaning given to that term in Clause 12.1 (Definitions).

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14	Other indemnities

14.1	Currency indemnity

(a)	If any sum due from the Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Borrower; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within ten Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

(c)	If any amount received by a Finance Party is, when converted into the currency in which that amount is expressed to be due and payable under the relevant Finance Documents, in excess of the Borrower’s liability under the Finance Documents, that Finance Party must promptly pay to the Borrower an amount equal to that excess.

14.2	Other indemnities

(a)	The Borrower shall, within ten Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by that Secured Party as a result of:

(i)	the occurrence of any Event of Default;

(ii)	a failure by the Borrower to pay any amount due under a Finance Document on its due date, including, without limitation, any cost, loss or liability arising as a result of Clause 30 (Sharing among the Finance Parties);

(iii)	funding, or making arrangements to fund, its participation in the Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (including as a result of a revocation of a Utilisation Request in accordance with Clause 5.6 (Revocation), but excluding by reason of default or negligence by that Secured Party alone); or

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(iv)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

(b)	The Borrower shall promptly indemnify, to the maximum extent permitted under all applicable laws, each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate against any cost, loss or liability incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of any litigation, arbitration, administrative proceedings or regulatory enquiry (other than any such litigation, arbitration, administrative proceedings or regulatory enquiry arising under the PRC laws and regulations in relation to the Finance Parties’ role for providing the Facility) concerning the Acquisitions or the funding of the Acquisitions, unless such cost, loss or liability is caused by the fraud, gross negligence or wilful misconduct of that Finance Party or its Affiliate (or any employee or officer of that Finance Party or Affiliate). Any Affiliate of a Finance Party or any officer or employee of a Finance Party or its Affiliate may rely on this Clause 14.2, subject to Clause 1.6 (Third party rights) and the provisions of the Third Parties Ordinance.

14.3	Indemnity to the Agent

The Borrower shall within ten Business of demand, indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

14.4	Indemnity to the Security Agent

(a)	The Borrower shall within ten Business of demand, indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(ii)	the taking, holding, protection or enforcement of any Transaction Security; or

(iii)	the exercise of the rights, powers, discretions authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law.

(b)	The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Collateral Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

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15	Mitigation by the Lenders

15.1	Mitigation

(a)	Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

15.2	Limitation of liability

(a)	The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16	Costs and expenses

16.1	Transaction expenses

The Borrower shall within ten Business Days of demand pay the Agent, the Security Agent and the Arranger the amount of all costs and expenses (including legal fees not to exceed an amount previously agreed between the Borrower and the Arranger) reasonably incurred by any of them or any of their Affiliates (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement,

provided that if no Utilisation Date occurs, the Borrower shall only pay legal fees in an amount not exceeding an amount previously agreed between the Borrower and the Arranger.

16.2	Amendment costs

(a)	If:

(i)	the Borrower requests an amendment, waiver or consent; or

(ii)	an amendment is required pursuant to Clause 31.9 (Change of currency),

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the Borrower shall, within ten Business Days of demand, reimburse the Agent and the Security Agent for the amount of all costs and expenses (including legal fees not to exceed an amount agreed between the Borrower and the Agent) reasonably incurred by the Agent or the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

(b)	For the avoidance of doubt, nothing in this Agreement shall oblige the Borrower to pay any Finance Party, in respect of any amendment, waiver or consent requested in relation to the Finance Documents, any amendment fee, incentive fee or other similar fees.

16.3	Enforcement costs

If a Utilisation has occurred under this Agreement, the Borrower shall, within ten Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and with any proceedings instituted by or against that Secured Party as a consequence of it entering into a Finance Document including but not limited to taking, holding or enforcing the Transaction Security or enforcing the Security against all or any of the Collateral Assets and including without limitation any stamp, transfer, registration or other taxes or fees payable in relation to the Collateral Assets and, on a sale of the Collateral Assets, any costs associated with such sale including the placing of the Collateral Assets on an accelerated basis (which shall include brokerage fees charged or incurred by each Secured Party for placing the Collateral Assets, such fees to be set by reference to prevailing market conditions at the time of placement and the fees charged by or to that Secured Party for similar placings).

16.4	Security expenses

The Borrower shall within ten Business Days of demand pay to each Secured Party the amount of all costs and expenses (including legal fees not exceeding an amount previously agreed between the Borrower and that Secured Party) reasonably incurred by it in connection with the administration or release of any Security expressed to be created pursuant to any Security Document.

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Section 7 COLLATERAL VALUE AND MARGIN PAYMENTS

17	LTV Ratio and margin call

Subject to Clause 17.11 (New Listing), this Clause 17 shall cease to apply immediately upon the completion of the Merger.

17.1	Share Collateral Value

(a)	The Calculation Agent shall, on each day which is a Scheduled Trading Day, determine the value (expressed in US dollars) of the Charged Issuer Shares (the “Share Collateral Value”) in accordance with paragraph (b) below.

(b)	The Share Collateral Value shall be the product of A x B:

Where:

A =      the Share Price, being the closing price per Issuer Share for the immediately preceding Scheduled Trading Day (determined by the Calculation Agent by reference to the Bloomberg page showing closing price of the Issuer Shares for such Scheduled Trading Day); and

B =        at any time the aggregate number of Charged Issuer Shares, rounded down to the nearest whole number.

17.2	LTV Ratio

The “LTV Ratio” means as of any date, the ratio (expressed as a percentage, and subject to a minimum of zero) being the quotient of:

Where:

A	=	the Outstanding Financing Amount at that time;

B	=	the Share Collateral Value at that time;

C	=	the balance in the Borrower Dividends Collection Accounts and Cash Collateral Account Balance (if any) at that time; and

D	=	the Debt Service Reserve Account Balance (if any) at that time.

17.3	Margin Call Date

If, on any Scheduled Trading Day, the Calculation Agent determines that the LTV Ratio is equal to or above the LTV Margin Call Level on that day and each of the two consecutive Scheduled Trading Days immediately preceding such Scheduled Trading Day (each such day a “Margin Call Date”), the Calculation Agent shall promptly notify the Agent and the Agent shall notify the Lenders.

17.4	Margin call

If a Margin Call Date occurs, the Calculation Agent may (and shall, if instructed by the Agent (acting on the instructions of the Majority Lenders)), deliver a Margin Call Notice to the Borrower requiring the Borrower to perform its obligations under Clause 17.5 (Margin cure) below.

17.5	Margin cure

If a Margin Call Notice Date occurs, the Borrower shall, no later than the Margin Cure Deadline in respect of that Margin Call Notice Date:

(a)	transfer Cash into the Cash Collateral Account in an aggregate amount (the “Margin Call Cash Deposit Amount”) which, if added to the Cash Collateral Account Balance as at the Margin Call Date, would have resulted in the LTV Ratio (calculated with reference to the Share Collateral Value on the Margin Call Date) being less than or equal to the Initial LTV Ratio; and/or

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(b)	transfer any additional Issuer Share (“Margin Call Issuer Top-up Shares”) to the Secured Custodian Securities Account in an aggregate amount which, if the Share Collateral Value of such Margin Call Issuer Top-up Shares are added to the determination of the LTV Ratio (calculated with reference to the Share Collateral Value of such Margin Call Issuer Top-up Shares on the Margin Call Date), would have resulted in the LTV Ratio being less than or equal to the Initial LTV Ratio; and/or

(c)	make a voluntary prepayment of any part of the Loans in an aggregate amount which, if the amount of prepayment of the Loans is taken into account when determining the Outstanding Financing Amount as at the Margin Call Date, the LTV Ratio (calculated with reference to the Share Collateral Value on the Margin Call Date) would be less than or equal to the Initial LTV Ratio; and/or

(d)	any combination of any of the foregoing.

17.6	Delivery of Margin Call Notice

In respect of a Margin Call Date, a Margin Call Notice may only be delivered at any time prior to 11:00 am. on the Business Day immediately following that Margin Call Date (the “Margin Call Notice Deadline”) (the date on which such Margin Call Notice is effective in accordance with Clause 33 (Notices) being the “Margin Call Notice Date”) provided that the Margin Call Notice Deadline applies only with respect to the relevant Margin Call Date that has occurred at any time and does not preclude the delivery of a Margin Call Notice in respect of the occurrence of any later Margin Call Date (including a Margin Call Date that occurs on or after the Margin Call Notice Deadline).

17.7	Voluntary deposit of Cash

(a)	The Borrower shall have the right to, at any time, notify the Agent in writing (a “Voluntary Top-up Notice”) that it wishes to deposit an amount of Cash into the Cash Collateral Account (each, a “Voluntary Top-up Amount”).

(b)	Nothing in this Clause 17.7 shall affect the right of the Borrower to make a voluntary prepayment under Clause 7.4 (Voluntary prepayment).

17.8	Margin Return Amount

(a)	If, on any Scheduled Trading Day, the Calculation Agent determines that the LTV Ratio for each of the ten consecutive Scheduled Trading Days immediately preceding such Scheduled Trading Day is less than the Initial LTV Ratio (the “Margin Return Trigger Date”), the Calculation Agent shall on the same Scheduled Trading Day deliver a notice to the Borrower notifying the Borrower that a Margin Return Trigger Date has occurred.

(b)	If a Margin Return Trigger Date has occurred, irrespective of whether or not the Calculation Agent has notified the Borrower of such occurrence in accordance with paragraph (a) above, the Borrower may, on or after that Margin Return Trigger Date, deliver to the Agent a Margin Return Notice requesting that the Agent and the Security Agent to consent to an instruction by the Borrower for the withdrawal from the Secured Custodian Securities Account of an amount of any Margin Call Issuer Top-up Shares and/or the Cash Collateral Account of an amount of Cash equal to the amount which, if subtracted from the aggregate of the Share Collateral Value of the Issuer Shares or the Cash Collateral Account Balance would result in the LTV Ratio (calculated with reference to the Share Collateral Value on the Margin Return Trigger Date) being less than or equal to the Initial LTV Ratio on the Margin Return Trigger Date (such amount, the “Margin Return Amount”).

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(c)	The Security Agent will, by no later than 5:00 p.m. on the Business Day immediately following receipt by it of the Margin Return Notice, provide to the Account Bank or, as applicable, the Custodian its written consent to an instruction by the Borrower for the withdrawal from the Cash Collateral Account or, as applicable, or the Secured Custodian Securities Account of an amount equal to the Margin Return Amount, provided that:

(i)	no Event of Default has occurred and is continuing or would occur as a result of such payment; and

(ii)	the Calculation Agent is satisfied that, following the release of the Margin Return Amount, the LTV Ratio will be less than or equal to the Initial LTV Ratio (using the latest Share Collateral Value on the date on which the Margin Return Amount was released to the Borrower under this Clause 17.8).

(d)	For the avoidance of doubt, the Borrower is not entitled to require the release of any Collateral Assets from the Security created by the Security Documents, prior to the date on which the Loans and all other amounts payable under the Finance Documents have been finally and irrevocably paid in full except as expressly permitted under this Clause 17.8, Clause 20.4 (Disposals), Clause 20.11 (Dividends Collection Accounts), Clause 20.13 (Secured Custodian Accounts and the Cash Collateral Accounts) or Clause 20.14 (Debt Service Reserve Account).

17.9	Calculation and notices by Calculation Agent

(a)	The Calculation Agent may determine any matter relating to the calculation of the Share Price, the Share Collateral Value, the Outstanding Financing Amount, the Secured Custodian Cash Account Balance, the Cash Collateral Account Balance, the LTV Ratio, the occurrence or effect of an Adjustment Event or Extraordinary Event or any other matter in relation to the Collateral Assets, in each case (where applicable) in accordance with the provisions of this Agreement.

(b)	The Calculation Agent may give a notice to the Borrower in respect of the LTV Ratio or any other matter in relation to the Collateral Assets, including a notice in relation to the occurrence of a Margin Call Date.

(c)	Any determination made or notice given by the Calculation Agent as described in paragraph (a) or (b) above shall be made in accordance with Clause 26.2 (Duties of the Calculation Agent) and Clause 34.2 (Certificates and determinations).

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(d)	The obligations of the Borrower under this Agreement and the other Finance Documents will not be limited or affected in any way if the Calculation Agent does not make any such determination or give any such notice.

17.10	Adjustment Events

(a)	If an Adjustment Event occurs, the Calculation Agent shall enter into discussions with the Borrower for a period of not less than 20 Business Days after the occurrence of an Adjustment Event (the “Consultation Period”) in relation to any proposed adjustments to the terms of this Agreement or any other Finance Document which the Calculation Agent determines are necessary to put the Parties in a position which is commercially equivalent to the position in which they would have been had no such Adjustment Event occurred, and determine the effective date of that adjustment.

(b)	An Adjustment Event shall be deemed to have occurred on the first public announcement of such event.

(c)	Any adjustment under paragraph (a) above may include, without limitation:

(i)	an adjustment to the LTV Margin Call Level or the Initial LTV Ratio;

(ii)	an adjustment to the definition and/or calculation of “Base Share Price”, “Base Share Collateral Value”, “Charged Issuer Shares”, the “Share Price”, the “Share Collateral Value”, or the “LTV Ratio”; and/or

(iii)	creating Security in favour of the Security Agent (for and on behalf of the Finance Parties) over any additional shares, securities, rights or other assets of any kind arising as a result of an Adjustment Event.

(d)	If an Adjustment Event occurs and the Calculation Agent determines (after consultation with the Borrower as required under paragraph (a) above) that:

(i)	no adjustment it could make will produce a commercially reasonable result, the Agent may require the Borrower to prepay the Loans in accordance with Clause 7.2 (Mandatory Prepayment Event);

(ii)	adjustments to the terms of this Agreement or any other Finance Document could be made to put the Parties in a position which is commercially equivalent to the position in which they would have been had no Adjustment Event occurred and notifies the Borrower of such proposed adjustments:

(A)	if the Borrower consents to the adjustment by not later than ten Business Days after notice is given by the Calculation Agent, the adjustment shall be binding on the Parties (and the Parties shall, at the request of the Agent or the Borrower, enter into a written amendment of this Agreement or such other documentation as the Agent may require to reflect that adjustment and the Borrower will, at its own cost, take whatever action is reasonably deemed necessary or required by the Agent including, without limitation, fulfilling any registration or notarisation requirements and the payment of all stamp, registration, notarial or similar taxes or fees and the payment of legal fees (including the provision of any legal opinions)); or

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(B)	if the Borrower does not consent to the adjustment or enter into any such amendment or documentation by the date falling ten Business Days after notice is given by the Calculation Agent, the adjustment shall not take effect but the Agent may, following the expiry of such ten Business Days’ period, require the Borrower to prepay the Loans in accordance with Clause 7.2 (Mandatory Prepayment Event).

17.11	New Listing

(a)	In relation to any proposed New Listing, the Agent and Calculation Agent shall enter into discussions with the Borrower for a period of not less than 30 Business Days prior to the date of the proposed New Listing, with a view to re-apply this Clause 17, subject to any adjustments to the terms of this Clause 17, this Agreement or any other Finance Document which the Agent, the Calculation Agent and the Borrower determine are commercially reasonable and necessary, and determine the effective date of that adjustment.

(b)	Any adjustment under paragraph (a) above may include, without limitation:

(i)	an adjustment to the LTV Margin Call Level or the Initial LTV Ratio;

(ii)	an adjustment to the definition and/or calculation of “Base Share Price”, “Base Share Collateral Value”, “Charged Issuer Shares”, the “Share Price”, the “Share Collateral Value”, or the “LTV Ratio”; and/or

(iii)	creating Security in favour of the Security Agent (for and on behalf of the Finance Parties) over any additional shares, securities, rights or other assets of any kind arising as a result of New Listing.

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Section 8 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18	Representations

The Borrower makes the representations and warranties set out in this Clause 18 to each Finance Party on the date of this Agreement.

18.1	Status

(a)	It is a corporation, duly incorporated, validly existing and in good standing under the law of its jurisdiction of incorporation.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

18.2	Binding obligations

Subject to the Legal Reservations and, in the case of the Security Documents, the Perfection Requirements:

(a)	the obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable; and

(b)	without limiting the generality of paragraph (a) above, each Security Document creates the security interests which that Security Document purports to create and those security interests are valid and effective.

18.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with, subject to the Legal Reservations:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any other agreement or instrument binding upon it or any of its assets where such conflict has or could reasonably be expected to have a Material Adverse Effect.

18.4	Power and authority

Subject to the Legal Reservations and, in the case of the Security Documents, the Perfection Requirements, it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

18.5	Validity and admissibility in evidence

Subject to the Legal Reservations and, in the case of the Security Documents, the Perfection Requirements, all Authorisations required:

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(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents;

(b)	to make the Finance Documents admissible in evidence in its Relevant Jurisdictions; and

(c)	to enable it to create the Security expressed to be created by it pursuant to any Security Document and to ensure that such Security has the priority and ranking it is expressed to have,

have been obtained or effected and are in full force and effect (or will be when required).

18.6	Governing law and enforcement

Subject to the Legal Reservations and, in the case of the Security Documents, the Perfection Requirements:

(a)	the choice of the governing law of each of the Finance Documents will be recognised and enforced in Relevant Jurisdictions; and

(b)	any judgment obtained in the jurisdiction of the governing law of a Finance Document in relation to such Finance Document will be recognised and enforced in its Relevant Jurisdictions.

18.7	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in Clause 21.7 (Insolvency proceedings); or

(b)	creditors’ process described in Clause 21.8 (Creditors’ process),

has been taken or, to the Borrower’s Knowledge, threatened in relation to the Borrower; and none of the circumstances described in Clause 21.6 (Insolvency) applies to the Borrower.

18.8	No default

(a)	No Event of Default is continuing or could reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by the Finance Documents.

(b)	No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (howsoever described) under any other agreement or instrument which is binding on it or to which its assets are subject and which has or could reasonably be expected to have a Material Adverse Effect.

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18.9	No misleading information

(a)	Save as disclosed by the Borrower to the Finance Parties in writing and to the Borrower’s Knowledge, any written factual information provided by or on behalf of the Borrower in relation to any Finance Document was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	Save for as disclosed by the Borrower to the Finance Parties in writing, any Material Non-Public Information in the Borrower’s possession, and to the Borrower’s Knowledge, nothing has occurred or been omitted from the written factual information referred to in paragraph (a) above and no information has been given or withheld that results in that information being untrue or misleading in any material respect.

18.10	No proceedings

(a)	No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency has or have (to its Knowledge) been started or threatened against it.

(b)	No judgment or order of a court, arbitral body or agency which has or could reasonably be expected to have a Material Adverse Effect has (to its Knowledge) been made against it.

18.11	No breach of laws

It has not breached any law or regulation which would impair its ability to perform its obligations under the Finance Documents or the ability of any Finance Party to hold, acquire or dispose of any Collateral Asset, Shares or Security over the Collateral Assets or Shares or to enforce the Security expressed to be created by the Security Documents.

18.12	Taxation

(a)	It is not required to make any Tax Deduction (as defined in Clause 12.1 (Definitions)) from any payment it may make under any Finance Document.

(b)	It is not overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of Tax except to the extent that (i) such payment is being contested in good faith, (ii) adequate reserves are being maintained for those Taxes and the costs required to contest them, and (iii) such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

18.13	No filing or stamp taxes

Under the law of its Relevant Jurisdictions it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents, except that stamp duty will be payable on any Finance Document that is executed in the Cayman Islands, brought into the Cayman Islands or produced before a court of the Cayman Islands.

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18.14	Security and pari passu ranking

(a)	Subject to the Legal Reservations and Perfection Requirements:

(i)	each Security Document creates (or, once entered into, will create) in favour of the Security Agent (for the benefit of the Secured Parties) the Security which it is expressed to create with the ranking and priority it is expressed to have; and

(ii)	without limiting paragraph (i) above, its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

(b)	No Security exists on or over any of the Collateral Assets other than any Security created pursuant to any Security Document.

18.15	Title to assets

(a)	The Borrower has good and marketable title (as sole and absolute beneficial owner) to all of its assets which are expressed to be included in the Transaction Security.

(b)	The Collateral Assets are freely transferable and the Borrower has not granted any option in respect of or otherwise dealt with any of its rights, title and interest in and to any of the Collateral Assets owned by it or agreed to do any of the foregoing (other than (i) as required by any applicable laws or regulations, (ii) prior to the delivery of the copy of consent or waivers as conditions precedent under paragraph 4(e) of Schedule 2 (Conditions precedent), pursuant to the terms of the Borrower IRA and the Consortium Agreement (as the case may be), (iii) pursuant to the Rights Agreement, to the extent any provision relates to an “Acquiring Person” as defined under the Rights Agreement or otherwise triggers the “Rights” as defined under the Rights Agreement, by reason of acquiring all or any portion of the Charged Issuer Shares in connection with the exercise or enforcement of rights under the Issuer Share Charge or the Borrower Custodian Account Security Agreement by the Security Agent and/or other Secured Parties, or (iv) pursuant to the Finance Documents to which it is a party).

18.16	Secured Custodian Account Opening Documents

(a)	Subject to the Security Documents, the Borrower is and will at all times be the sole, absolute, legal and beneficial owner of its rights under the Secured Custodian Account Opening Documents to which it is party or with respect to the Secured Custodian Account maintained in its name.

(b)	Save as otherwise disclosed to the Arranger or the Agent, each Secured Custodian Account Opening Document remains in full force and effect without (to the Borrower’s Knowledge) any amendment, supplement or variation.

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18.17	Charged Shares

(a)	The Charged Issuer Certificated Shares are held by Borrower in registered form recorded on the register of members of the Issuer maintained with the Issuer Registrar.

(b)	The Charged Issuer Custodian Shares are cleared through the Clearing System.

(c)	The register of members (together with the subscription/redemption register and the certificate register, if applicable) of the Issuer maintained with the Issuer Registrar is, to its Knowledge, the register of members of the Issuer maintained in accordance with section 40 of the Companies Law (2018 Revision) of the Cayman Islands relating to the ownership of the Shares and neither the registered office provider of the Issuer nor any other person (other than the Issuer Registrar) maintains the register of members on behalf of the Issuer.

(d)	The Charged Issuer Shares are listed on the Exchange;

(e)	The Charged Shares:

(i)	are fully paid and no moneys or liabilities are outstanding or payable in respect of any of them;

(ii)	have been duly authorised and validly issued; and

(iii)	are freely and fully transferable and tradeable by the Borrower and, upon enforcement of the Transaction Security, the Security Agent and are not subject to or the subject of any pre-emption rights, “lock up” periods or any other conditions or restrictions on transfer (in each case, other than (x) as required by any applicable laws or regulations, (y) prior to the delivery of the copy of consent or waivers as conditions precedent under paragraph 4(e) of Schedule 2 (Conditions precedent), pursuant to the terms of the Borrower IRA and the Consortium Agreement (as the case may be), (z) pursuant to the Rights Agreement, to the extent any provision relates to an “Acquiring Person” as defined under the Rights Agreement or otherwise triggers the “Rights” as defined under the Rights Agreement, by reason of acquiring all or any portion of the Charged Issuer Shares in connection with the exercise or enforcement of rights under the Issuer Share Charge or the Borrower Custodian Account Security Agreement by the Security Agent and/or other Secured Parties, or (xx) pursuant to the Finance Documents to which it is a party).

(f)	No:

(i)	form of notification is or will be required to be made to any stock exchange, regulatory authority or similar body by any Secured Party, the Borrower, the Issuer or any other person;

(ii)	approval from any stock exchange, regulatory authority or similar body is or will be required;

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(iii)	breach by the Borrower or any of their Affiliates of the Listing Rules or any other similar law or regulation has or will occur; or

(iv)	mandatory offer or bid is or will be required to be made by any Secured Party or any transferee or purchaser of the Charged Shares,

as a result of (A) any Collateral Asset being subject to the Security Documents, (B) the enforcement of any Security Document or (C) any appropriation or transfer of all or any part of those Collateral Assets by or to any Secured Party or any other person, provided in the case of paragraphs (f)(i), (f)(ii) and (f)(iv) above, none of the Secured Parties and such other person holds any other such Shares.

18.18	Authorised signatures

Any person specified as its authorised signatory under Schedule 2 (Conditions precedent) or paragraph (c) of Clause 19.1 (Information: miscellaneous) is authorised to sign a Utilisation Request and other notices on its behalf.

18.19	Regulation S

Neither the Borrower nor any of its Affiliates and any person acting on any of their behalf has engaged, or will engage, in any directed selling efforts, as defined in Regulation S under the Securities Act, as amended, with respect to the Issuer Shares.

18.20	US securities laws

(a)	The Charged Issuer Shares were issued in compliance with U.S. federal securities laws, including the Securities Act, and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) promulgated thereunder, and not in violation of any applicable state securities or “blue sky” laws.

(b)	To the Borrower’s Knowledge, the Issuer is, and has been for a period of at least 90 days subject to the reporting requirements of Section 13 or Section 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c)	To the Borrower’s Knowledge, the Issuer:

(i)	is a “foreign private issuer” (as defined in Rule 405 under the Securities Act);

(ii)	is in compliance with all of its obligations under U.S. federal and state securities laws;

(iii)	has filed all required reports under Section 13 or Section 15(d) of the Exchange Act, as applicable, during the then preceding 12 months, other than Form 6-K reports; and

(iv)	has submitted electronically every interactive data file required to be submitted pursuant to Rule 405 of Regulation S-T under the Securities Act during the preceding 12 months.

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(d)	To the Borrower’s Knowledge, the Issuer is not, and has not been, an issuer with no or nominal operations and no or nominal non-cash assets as specified in Rule 144(i)(1) under the Securities Act.

(e)	Provided that the Issuer satisfies the current public information requirement set forth in Rule 144(c)(i) under the Securities Act and assuming the Lenders are not deemed or determined to be “affiliates” (within the meaning of Rule 144 under the Securities Act) of the Issuer, with effect from:

(i)	the date falling six Months after the date of the Borrower Custodian Account Security Agreement, the Privately Acquired Charged Issuer Custodian Shares shall not be subject to any transfer restrictions under Rule 144 under the Securities Act, including any “holding period” restrictions thereunder, upon any enforcement by the Lenders or the Security Agent of the Security created by the Security Documents over such Privately Acquired Charged Issuer Custodian Shares; and

(ii)	the date of this Agreement, the Publicly Acquired Charged Issuer Custodian Shares shall not be subject to any transfer restrictions under Rule 144 under the Securities Act, including any “holding period” restrictions thereunder, upon any enforcement by the Lenders or the Security Agent of the Security created by the Security Documents over such Publicly Acquired Charged Issuer Custodian Shares.

18.21	No Violation of Regulations of Board of Governors of Federal Reserve System

(a)	It shall use the proceeds of the Loans in compliance with Regulations T, U and X of the Federal Reserve Board and it shall not take any action reasonably likely to cause the transactions contemplated by the Finance Documents to violate or result in a violation of Regulations T, U or X of the Federal Reserve Board.

(b)	It is not a United States person or a foreign person controlled by a United States person, each within the meaning of Regulation X of the Federal Reserve Board.

18.22	Reporting Obligations

The Borrower has complied, and will comply, in all material respects with its reporting obligations with respect to the Issuer Shares and the Finance Documents under Section 13 of the Exchange Act and the applicable securities laws of any other relevant jurisdiction, including any required filings with the SEC.

18.23	No prior business

It has not:

(a)	traded or carried on any business or own any assets other than:

(i)	the Custodian Accounts;

(ii)	the Collateral Assets;

(iii)	the Issuer Shares;

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(iv)	any ParentCo Shares; and

(v)	any bank account established by it for the carrying on of its business in the ordinary course as an investment or holding company;

(b)	incurred any liabilities other than any liabilities:

(i)	arising in connection with the opening and maintenance of the Custodian Accounts and other bank accounts pursuant to this Agreement;

(ii)	in connection with the acquisition, subscription and/or ownership of any Issuer Shares and/or ParentCo Shares;

(iii)	arising in connection with the maintenance of its legal existence as a limited liability company, including any fees, costs and expenses relating to such maintenance, fees, costs, commissions and expenses relating to overhead and general operating items, fees, costs and expenses required in connection with any filing and compliance obligations in its Relevant Jurisdictions and any liabilities arising by operation of law or agreement entered into for the maintenance of its existence or for carrying on of its ordinary course of business as an investment or holding company;

(iv)	by entering into and for liabilities or commitments in connection with the Acquisitions or entering into the equity funding and shareholder debt funding arrangements, shareholders agreements in each case in connection with its investment in the Issuer Shares and/or ParentCo Shares;

(v)	arising in connection with credit balances in bank accounts, cash and cash equivalents investments;

(vi)	by entering into employment and service agreements in the ordinary course of its business as an investment or holding company;

(vii)	under any Permitted Financial Indebtedness;

(viii)	arising under the Finance Documents and the Custodian Account Opening Documents;

(ix)	in connection with participating in tax, accounting and other administrative matters (including professional fees for legal, tax and accounting services) in the ordinary course of business of an investment or holding company; and

(x)	which are incidental to any action or activity referred to in the preceding paragraphs.

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18.24	Material Non-Public Information

Its entering into any of the Finance Documents and its performance of any transactions contemplated by or any obligations under the Finance Documents will not result in any breach by it or (to the best of its knowledge and belief) any of its officers, directors or employees of any U.S. federal and state securities law (or other applicable securities law of any other relevant jurisdiction) relating to Material Non-Public Information.

18.25	Repetition

The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

19	Information undertakings

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1	Information: miscellaneous

The Borrower shall supply to the Agent:

(a)	all documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)	promptly upon becoming aware of them, the details of any notice of violation relating to the Borrower from any Governmental Agency or any litigation, arbitration or administrative proceedings which are current, threatened or pending against the Borrower and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(c)	promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against the Borrower, and which could reasonably be expected to have a Material Adverse Effect;

(d)	promptly upon becoming aware of them, the details of any announcement, notice or other document relating specifically to the Borrower posted onto any electronic website maintained by the Exchange or any electronic website required by the Exchange to be maintained by or on behalf of the Issuer;

(e)	subject to Clause 19.3 (Provision of Material Non-Public Information), promptly upon becoming aware of them, the details of:

(i)	any breach, alleged breach or potential breach by the Borrower of any law, regulation, stock exchange rule or Listing Rule applicable to the Issuer Shares; and

(ii)	any requirement that any Finance Party or the Borrower must make a notification to any stock exchange, regulatory authority or similar body or to any other person in connection with the Issuer Shares, in each case as a result of (A) any of the Collateral Assets being subject to the Transaction Security, (B) the enforcement of any Security Document, or (C) any appropriation or transfer of all or any part of those Collateral Assets by or to the Finance Parties or any other person;

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(f)	promptly, notice of any change in authorised signatories of the Borrower signed by an authorised signatory of the Borrower accompanied by specimen signatures of any new authorised signatories; and

(g)	subject to Clause 19.3 (Provision of Material Non-Public Information), promptly such further information regarding the Collateral Assets, any Secured Custodian Account Opening Document or the financial condition, business and operations of the Borrower as the Agent may reasonably request.

19.2	Notification of default

(a)	The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)	Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.3	Provision of Material Non-Public Information

(a)	The Borrower shall not provide either the Agent, the Security Agent or the Calculation Agent with any Material Non-Public Information in any document or notice required to be delivered pursuant to this Agreement or communication in connection with this Agreement (each a “Communication”) without (i) first notifying the Agent, the Security Agent or Calculation Agent (as applicable) in writing that the Communication that the Borrower is about to deliver contains Material Non-Public Information, and (ii) the Agent, the Security Agent or Calculation Agent (as applicable) giving written confirmation that it wishes to receive such information and instructing the Borrower to whom such information shall be delivered.

(b)	If the Agent, the Security Agent or Calculation Agent (as applicable) has refused to receive such Material Non-Public Information, the Borrower shall only deliver the Communication to the extent that it does not contain Material Non-Public Information, in which event the Borrower shall not be deemed to have breached paragraph (a) above.

(c)	The Borrower irrevocably authorises and consents to the Agent, the Security Agent and/or the Calculation Agent (together with any person acting on their behalf) disclosing to any person any Material Non-Public Information contained in any Communication delivered by the Borrower to the Agent, the Security Agent and/or Calculation Agent as the Agent, the Security Agent and/or Calculation Agent considers necessary or desirable for the purposes of or in connection with any, or any potential, realisation or enforcement of any Security expressed to be created by any Security Document over all or any of the Collateral Assets.

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19.4	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of the Borrower (or of a Holding Company of the Borrower or of the ownership of the Borrower which results in any person beneficially owning more than ten per cent. of the voting capital or issued shares of the Borrower) after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent, the Security Agent, the Calculation Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall as soon as reasonably practicable upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)	Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

20	General undertakings

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Authorisations

The Borrower shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

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(b)	supply certified copies to the Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to:

(i)	enable it to perform its obligations under the Finance Documents; and

(ii)	subject to the Legal Reservations and, in the case of the Security Documents, the Perfection Requirements, ensure the legality, validity, enforceability or admissibility in evidence in its Relevant Jurisdictions of any Finance Document.

20.2	Compliance with laws

The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply could reasonably be expected to impair (i) its ability to perform its obligations under the Finance Documents or (ii) the ability of the Security Agent (for the benefit of the Secured Parties) or any Secured Party to hold, acquire or dispose of any Collateral Asset or Security over the Collateral Assets or to enforce the Security expressed to be created by Security Documents.

20.3	Negative pledge

(a)	The Borrower shall not create or permit to subsist any Security or Quasi-Security over any of its assets.

(b)	Paragraph (a) above does not apply to:

(i)	any lien arising by operation of law and in the ordinary course of trading provided however that this exception does not apply to any Collateral Asset except to the extent that the Agent agrees otherwise;

(ii)	any Security over bank accounts granted to a bank on that bank’s standard account terms and conditions or terms that are more favourable to the account holder than that bank’s standard account terms and conditions;

(iii)	the Security or Quasi-Security created pursuant to any Security Documents; or

(iv)	any Security expressed to be created pursuant to any Custodian Account Opening Documents in favour of the Custodian in respect of fees and expenses owed by the Borrower to the Custodian.

20.4	Disposals

(a)	The Borrower shall not enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, loan, grant any option over, transfer, redeem or otherwise dispose of any of its assets (including any of its rights in respect thereof and including without limitation the Charged Shares).

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(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)	pursuant to the Finance Documents;

(ii)	which is a Permitted Share Disposal;

(iii)	pursuant to the Merger (including changes to, the taking of, or the release of, any security) or any transaction that is consequential on, incidental to or required to implement, facilitate or reflect the Merger provided that concurrently with the completion of the Merger the Charged ParentCo Shares are immediately charged in favour of the Security Agent;

(iv)	of cash belonging to the Borrower which is released from or otherwise not credited to (and not required to be credited to) any Custodian Cash Account or any Cash Collateral Account as required pursuant to this Agreement;

(v)	disposal of Issuer Shares or ParentCo Shares which are not or are not purported to be subject to Transaction Security including, for the avoidance of doubt, the Excluded ParentCo Shares; or

(vi)	by way of a withdrawal of Cash previously deposited into the Cash Collateral Account or a Secured Custodian Cash Account, to the extent that the withdrawal of Cash was made in accordance with the provisions of this Agreement.

(c)	For the purpose of a Permitted Share Disposal in paragraph (b) of that definition, each Lender irrevocably and unconditionally agrees to, and hereby irrevocably and unconditionally instruct and authorise the Agent and the Security Agent to (without further request or confirmation from any Lender at the proposed time of the release), promptly and in any event within five Business Days of Borrower’s request, to enter into such release documents as requested by the Borrower in order to effect a release of the relevant Charged ParentCo Shares under ParentCo Share Charge on the proposed completion of any disposal permitted under paragraph (b) above.

20.5	Restricted payments

(a)	The Borrower shall not make any Shareholder Distribution.

(b)	Paragraph (a) above does not apply to the extent that the action referred to in paragraph (a) above is:

(i)	made from the proceeds of the Loans in accordance with Clause 3.1 (Purpose); or

(ii)	effected by the Borrower to any of their shareholders or Affiliates using proceeds of:

(A)	cash belonging to the Borrower which is not credited to (and not required to be credited to) the Cash Collateral Account, a Secured Custodian Cash Account, the Borrower Dividends Collection Account or the Disposal Proceeds Account (as applicable); or

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(B)	any amount which is released to the Borrower pursuant to paragraph (c)(ii) of Clause 20.12 (Disposal Proceeds Account) or Clause 17.8 (Margin Return Amount),

in each case, provided that no Event of Default has occurred and is continuing.

20.6	Restrictions on Financial Indebtedness

The Borrower shall not incur any Financial Indebtedness without the prior written consent of the Agent other than any Permitted Financial Indebtedness.

20.7	Security and pari passu ranking

(a)	Subject to the Legal Reservations and, in the case of the Security Documents, the Perfection Requirements, the Borrower shall ensure that:

(i)	each Security Document creates (or, once entered into, will create) in favour of the Secured Parties the Security which it is expressed to create with the ranking and priority it is expressed to have; and

(ii)	without limiting paragraph (a)(i) above, its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

(b)	The Borrower shall not do nor consent to the doing of anything which would be likely to prejudice the validity, enforceability or priority of any of the Security expressed to be created pursuant to the Security Documents.

20.8	Taxation

The Borrower shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (except to the extent that (a) such payment is being contested in good faith), (b) adequate reserves are being maintained for those Taxes, or (c) such payment can be lawfully withheld.

20.9	Charged Shares

The Borrower shall ensure that:

(a)	the Charged Shares are freely and fully transferable and are not subject to or the subject of any pre-emption rights, “lock up” periods or any other conditions or restrictions on transfer (in each case, other than (i) as required by any applicable laws or regulations, (ii) prior to the delivery of the copy of consent or waivers as conditions precedent under paragraph 4(e) of Schedule 2 (Conditions precedent), pursuant to the terms of the Borrower IRA and the Consortium Agreement (as the case may be), (iii) pursuant to the Rights Agreement, to the extent any provision relates to an “Acquiring Person” as defined under the Rights Agreement or otherwise triggers the “Rights” as defined under the Rights Agreement, by reason of acquiring all or any portion of the Charged Issuer Shares in connection with the exercise or enforcement of rights under the Issuer Share Charge or the Borrower Custodian Account Security Agreement by the Security Agent and/or other Secured Parties, or (iv) pursuant to the Finance Documents to which it is a party);

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(b)	the Charged Shares are fully paid and no moneys or liabilities are outstanding or payable in respect of any of them and the Issuer has no liens on any of the Charged Issuer Shares;

(c)	all calls, subscription moneys and other moneys payable on or in respect of any of the Charged Shares are promptly paid; and

(d)	all necessary disclosures in respect of the acquisition or holding of any interests in the Charged Shares are made in accordance with any applicable law and/or regulation.

20.10	Constitutional documents

The Borrower shall ensure that:

(a)	none of its constitutional documents will be amended, varied or supplemented in any respect any of its constitutional documents (including without limitation the articles of association); or

(b)	it will not exercise any of its voting rights in respect of the Charged Shares or agree to any amendment, variation or supplement to the constitutional documents of the Issuer or the Rights Agreement, where, in each case, any amendment, variation or supplement to such constitutional documents have or could reasonably be expected to:

(i)	materially prejudice the interests of the Finance Parties under any or all of the Finance Documents;

(ii)	result in any legal restrictions on the transferability of the Charged Shares or any other Collateral Assets; or

(iii)	the enforceability or validity of any Transaction Security, or the effectiveness or ranking of the Transaction Security.

20.11	Dividends Collection Accounts

(a)	The Borrower shall ensure that the Borrower Dividends Collection Account is maintained at all times from and including the Initial Utilisation Date.

(b)	The Borrower shall procure the ParentCo to maintain the ParentCo Dividends Collection Account at all times from and including Initial Utilisation Date.

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(c)	The Borrower shall ensure that all the Distribution to be received by the Borrower in respect of Issuer Shares or the ParentCo Shares held by the Borrower is paid only into the Borrower Dividends Collection Account, provided that if any such Distribution is paid into a Custodian Cash Account, the Borrower shall ensure that such Distribution is immediately transferred from the relevant Custodian Cash Account to the Borrower Dividends Collection Account.

(d)	Subject to paragraph (f) below, the Borrower shall ensure that all the Distribution to be received by the ParentCo in respect of the Issuer Shares held by the ParentCo is only paid into the ParentCo Dividends Collection Account, provided that if any such Distribution is paid into any other account of the ParentCo, the Borrower shall ensure that such Distribution is immediately transferred from the relevant account to the ParentCo Dividends Collection Account.

(e)	Subject to paragraph (f) below, the Borrower shall ensure that any amount that is standing to the credit of any of Dividends Collection Account, shall not be withdrawn except:

(i)	(at the sole discretion of the Borrower) to transfer any amount that is standing to the credit of the Borrower Dividends Collection Account to the Debt Service Reserve Account for payment or prepayment of any accrued interest on the outstanding principal amount of the Loans and/or for prepayment of any outstanding principal amount of the Loans pursuant to Clause 7.4 (Voluntary prepayment);

(ii)	(at the sole discretion of the ParentCo and/or the Borrower) to transfer any Borrower Distribution Amount standing to the credit to the ParentCo Dividends Collection Account to the Borrower Dividends Collection Account; provided that (x) the Agent is hereby unconditionally and irrevocably authorised by all Lenders to effect such transfer, and (y) the Agent shall promptly do all such acts or execute all such documents as may be required to effect such transfer in accordance with the ParentCo Account Control Agreement;

(iii)	(at the sole discretion of the ParentCo) to transfer any Non-Borrower Distribution Amount standing to the credit to the ParentCo Dividends Collection Account to such account to be designated by ParentCo or its shareholders other than the Borrower, provided that (x) the Agent is hereby unconditionally and irrevocably authorised by all Lenders to effect such transfer, and (y) the Agent shall promptly do all such acts or execute all such documents as may be required to effect such transfer in accordance with the ParentCo Account Control Agreement; or

(iv)	with the prior written consent of the Majority Lenders.

(f)	Prior to the completion date for the Merger, the Agent shall use its commercially reasonable efforts to cooperate with the Borrower to make such amendments, variations or supplements to paragraphs (d) and (e) above relating to the ParentCo Dividends Collection Account as may be required by the Borrower and/or the ParentCo for the operational requirements of the ParentCo (including, without limitation, changing the requirement that all the Distribution to be received by the ParentCo in respect of the Issuer Shares held by the ParentCo shall only be paid into the ParentCo Dividends Collection Account to the requirement that only the Borrower Distribution Amount shall be paid into the ParentCo Dividends Collection Account), provided that such amendments, variation or supplements are permitted under each Lender’s respective credit approvals.

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(g)	The Borrower shall ensure that any new holding entity incorporated after the date of this Agreement which is legally and beneficially wholly or majority owned by the Fund and directly or indirectly holds the voting power and economic interest of any shares in the Issuer, the ParentCo and CBPO Group Limited after the date of this Agreement will each open a dividends collection account with the Account Bank (which is subject to account control arrangement similar to that as contained in the Borrower Bank Account Charge) to receive all the Distribution in respect of its direct or indirect investment in respect of the Issuer and will grant the first priority security over those accounts in favour the Security Agent. For the purpose of this paragraph, reference to “beneficially” means beneficially owned by the Fund (for its own account) by way of both voting power and economic interests, and reference to “directly or indirectly holds” means, in respect of the relevant new holding entity, holding for its own account, both the voting power and economic interest of any shares in the Issuer, the ParentCo and CBPO Group Limited.

20.12	Disposal Proceeds Account

(a)	The Borrower shall ensure that, prior to effecting of any disposal under paragraph (b) of the definition of Permitted Share Disposal, a Disposal Proceeds Account shall be opened in respect of such disposal.

(b)	The Borrower shall ensure that the disposal proceeds in relation of any disposal under paragraph (b) of the definition of Permitted Share Disposal shall be directly paid into the Disposal Proceeds Account upon closing of the disposal.

(c)	The Borrower shall ensure that any amount that is standing to the credit of the Disposal Proceeds Account shall not be withdrawn except:

(i)	to transfer to the Debt Service Reserve Account for payment or prepayment of any accrued interest on the outstanding principal amount of the Loans and/or payment or prepayment of any outstanding principal amount of the Loans pursuant to Clause 7.5 (Permitted Share Disposal);

(ii)	subject to paragraph (i) above, to be transferred at the direction of the Borrower provided that at the time of transfer, the Permitted Share Disposal LTV Ratio shall be equal to or less than [***]; or

(iii)	with the prior written consent of the Majority Lenders.

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20.13	Secured Custodian Accounts and the Cash Collateral Accounts

(a)	The Borrower shall ensure the Cash Collateral Account and each Secured Custodian Account are maintained at all times from and including the Initial Utilisation Date.

(b)	The Borrower shall ensure that any amount that is standing to the credit of a Secured Custodian Cash Account shall not be withdrawn except:

(i)	transfer of any Distribution received by the Borrower to Borrower Dividends Collection Account; or

(ii)	with the prior written consent of the Majority Lenders.

(c)	The Borrower shall ensure that any amount that is standing to the credit of any of Cash Collateral Account shall not be withdrawn except:

(i)	to be applied in accordance with Clause 17.8 (Margin Return Amount);

(ii)	(at the sole discretion of the Borrower) to transfer to the Debt Service Reserve Amount for payment of any accrued interest on the outstanding principal amount of the Loans and/or for payment or prepayment of any outstanding principal amount of the Loans pursuant to Clause 7.4 (Voluntary prepayment); or

(iii)	with the prior written consent of the Majority Lenders.

20.14	Debt Service Reserve Account

(a)	The Borrower shall ensure a Debt Service Reserve Account is maintained at all times from and including the Initial Utilisation Date.

(b)	The Borrower shall ensure that:

(i)	an amount of not less than six Months interest payable on the outstanding principal amount of the Loans (as of the date of determination with reference to the then applicable Margin) (the “Minimum Balance”) stands to the credit of the Debt Service Reserve Account at all times from and including the date falling 3 Business Days after the Initial Utilisation Date; and

(ii)	an amount of not less than the principal amount of the Loans scheduled to be repaid in accordance with Clause 6.1 (Repayment of Loans) (including all accrued interest and fees) stands to the credit of the Debt Service Reserve Account at all times from and including the date no later than the date falling 15 Business Days prior to the relevant Repayment Date.

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(c)	The Borrower shall not withdraw or transfer any amount from the Debt Service Reserve Account except:

(i)	to pay any accrued interest on the outstanding principal amount of the Loans and the fees as referred in the Fee Letter; or

(ii)	with the prior written consent of the Majority Lenders.

(d)	The Borrower hereby irrevocably authorises the Agent to apply any amount standing to the credit of the Debt Service Reserve Account towards payment of any amount specified in paragraph (c)(i) and (c)(ii) above which is due and payable under the Finance Documents.

20.15	Further assurance

The Borrower shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify having regard to the rights and restrictions in the Finance Documents (and in such form as the Security Agent may reasonably require):

(a)	to create, perfect, protect or maintain the Security created or expressed to be created or evidenced by the Security Documents or for the exercise of any rights, powers and remedies of the Lender provided by or pursuant to the Finance Documents or by law; or

(b)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents,

including, without limitation:

(i)	the execution and doing of all such deeds, instruments, renunciations, proxies, notices, documents, filings acts and things in such form as the Agent or the Security Agent may from time to time require;

(ii)	the execution of any transfer, conveyance, assignment or assurance of any asset and the giving of any notice, order or direction and the making of any registration which the Agent or the Security Agent may reasonably require;

(iii)	entering into control agreements with the Agent or the Security Agent and the applicable custodian or the Issuer in respect of any Collateral Assets in form and substance satisfactory to the Agent;

(iv)	causing the Collateral Assets or the Charged Shares to be transferred to or registered in the name of the Agent or the Security Agent or their respective nominees or otherwise as the Agent or Security Agent may direct;

(v)	delivering any of the Collateral Assets to the Agent or the Security Agent or their respective nominees or otherwise as the Agent or Security Agent may direct; and

(vi)	delivering to the Agent or the Security Agent any applicable consent or other document which may be necessary to effect the transfer of any Collateral Asset or the Charged Shares to any Secured Party or as the Agent or Security Agent may direct.

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20.16	Merger in respect of the Borrower

(a)	The Borrower shall not enter into any amalgamation, demerger, merger.

(b)	The Borrower shall not enter into corporate reconstruction that would result in a Change of Control.

20.17	The Merger

(a)	The Borrower shall notify the Agent at least five Business Days prior to the completion of the Merger.

(b)	Each Lender irrevocably and unconditionally agrees to, and hereby irrevocably and unconditionally instruct and authorise the Agent and the Security Agent to (without further request or confirmation from any Lender at the proposed time of the release), promptly and in any event within three Business Days of Borrower’s request, to enter into such release documents as requested by the Borrower in order to effect a release of any Transaction Security under any Security Documents on the proposed completion date of the Merger in order to implement, facilitate or reflect the Merger.

(c)	Prior to or simultaneously with completion of the Merger, the Borrower shall procure the delivery of:

(i)	a duly executed ParentCo Share Charge (in substantially the same form as the document delivered pursuant to paragraph 2(b) of Schedule 2 (Conditions precedent), with such amendments to be agreed between the Borrower and the Security Agent) pursuant to which first ranking security will be granted over such number of ParentCo Shares determined by multiplying (x) the total number of ParentCo Shares outstanding immediately after the completion of the Merger by (y) the Initial Charged ParentCo Share Percentage;

(ii)	a legal opinion of legal advisers in Cayman Islands in respect of the ParentCo Share Charge in the form satisfactory to the Agent; and

(iii)	a certified copy of the constitutional documents of the ParentCo and to the extent applicable, a resolution signed by the shareholders of the issued shares in the ParentCo adopting such changes to the constitutional documents of the ParentCo to remove any restriction on any transfer of shares (or equivalent) in the ParentCo pursuant to any enforcement of any Transaction Security over such shares of the ParentCo and the disapplication of any lien the ParentCo may have over its own shares.

(d)	Upon the occurrence of any event described under paragraph (a) of the definition of “Adjustment Event” in respect of the Charged ParentCo Shares (the “ParentCo Adjustment Event”), the Borrower shall, within 15 Business Days after the date of the ParentCo Adjustment Event, procure that first ranking security (in substantially the same form as the ParentCo Share Charge delivered pursuant to paragraph (c)(i) above) shall be granted over such number of ParentCo Shares acquired by the Borrower in respect of any Charged ParentCo Shares by reason of a ParentCo Adjustment Event.

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(e)	The Borrower shall promptly after the completion of the Merger deliver to the Agent (x) a certified copy of the certificate of Merger issued by the Registrar of Companies in the Cayman Islands evidencing that the Merger has occurred, and (y) evidence that the de-listing of the Issuer from the Exchange has occurred.

20.18	Anti-corruption, anti-money laundering and sanctions

(a)	The Borrower shall not:

(i)	engage in any transaction that violates any of the applicable prohibitions set forth in any Anti-Corruption Laws in any respect;

(ii)	engage in any transaction that violates any of the applicable prohibitions set forth in any Anti-Money Laundering Laws in any respect; or

(iii)	engage in any transaction that violates any of the applicable prohibitions set forth under any Sanctions in any respect.

(b)	The Borrower shall not:

(i)	use the proceeds of any Utilisation under the Facility for the purpose of financing any payments that could constitute a violation of any applicable Anti-Corruption Laws or Anti-Money Laundering Laws; or

(ii)	use, lend, contribute or otherwise make any proceeds of any Utilisation available to any Subsidiary, joint venture partner or other person (i) to fund or facilitate any activities or business with any such person, or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or (ii) in any other manner that would result in a violation of Sanctions by such person (including any person participating in the Loans, whether as underwriter, advisor, investor or otherwise).

(c)	The Borrower shall ensure that no Sanction Restricted Party will have any property interest in any funds repaid or remitted by the Borrower in connection with the Facility.

(d)	The Borrower shall not engage in any Sanctionable Activity or knowingly violate applicable Sanctions.

(e)	To the extent the Borrower engages in any business involving Sanction Restricted Parties or Sanctioned Countries, it shall do so without any involvement, directly or indirectly, of any Lender or the Facility and shall maintain policies and procedures designed to prevent such business from violating applicable Sanctions.

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20.19	Disclosure and Compliance

(a)	The Borrower shall comply in all respects with all laws, rules or regulations applicable to it (including those imposed by the Exchange or other relevant Governmental Agency) in respect of any notification, reporting or disclosure obligations (including any reporting requirement under Section 13 of the Exchange Act) and make any and all necessary disclosures in respect of the transactions contemplated by the Transaction Documents and/or the acquisition, dealing or holding of any interests in the Issuer Shares in accordance with any applicable law and/or regulation (including, for the avoidance of doubt, any disclosure obligation arising as a result of any subsequent intention of the Secured Parties to dispose of any Collateral Assets that are required to be made in accordance with the applicable rules and regulations and the requirement to notify the Exchange of any information required to be notified or make any announcement in respect of any such information to the extent required under the Listing Rules).

(b)	The Borrower shall not become an “investment company” or a person “controlled by” an “investment company” as defined in the US Investment Company Act of 1940.

20.20	Conditions Subsequent

The Borrower shall, as soon as reasonably practical within three months after the Merger Termination Date (or such longer period as may be agreed by the Agent (such consent not to be unreasonably withheld)), procure that:

(a)	all of the Charged Issuer Certificated Shares shall be dematerialised and converted into Issuer Custodian Shares, and

(b)	such Issuer Custodian Shares into which the Charged Issuer Certificated Shares have been converted shall be deposited into and are standing to the credit of the Secured Custodian Securities Account, provided that, in each case, the Borrower’s obligations are subject to (i) the Agent, the Security Agent, each Lender and the Issuer using its commercially reasonable endeavours to assist the Borrower with the conversion and/or transfer process, and (ii) any law, regulation or rules applicable to such conversion and/or transfer process.

21	Events of Default

Each of the events or circumstances set out in Clause 21 is an Event of Default (save for Clause 21.15 (Acceleration)).

21.1	Non-payment

The Borrower does not pay on the due date and by the due time any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	in respect of an amount of any Loan or any amount payable under Clause 8.2 (Payment of interest):

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(i)	its failure to pay is caused by administrative or technical error, a Disruption Event or any error or delay in each case on the part of the Agent, Security Agent or the Account Bank acting in its capacity as such to consent to or process any withdrawal or transfer from the Cash Collateral Account, any Borrower Dividends Collection Account, or, as the case may be, the Debt Service Reserve Account; and

(ii)	payment is made within five Business Day of its due date; or

(b)	in respect of any other amount not being an amount of a Loan or any amount payable under Clause 8.2 (Payment of interest), payment is made within five Business Day of its due date.

21.2	Collateral Events

The Borrower does not comply with any provision of Clause 17.5 (Margin cure).

21.3	Other obligations

(a)	The Borrower does not comply with any provision of the Finance Documents (other than those referred to in Clause 21.1 (Non-payment) or Clause 21.2 (Collateral Events)).

(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within thirty days of the earlier of (i) the Agent giving notice to the Borrower and (ii) the Borrower becoming aware of the failure to comply.

21.4	Misrepresentation

(a)	Any representation or statement made or deemed to be made by the Borrower in the Finance Documents is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)	No Event of Default under paragraph (a) above will occur if the circumstances giving rise to the misrepresentation are capable of being remedied and are remedied within thirty days of the earlier of (A) the Agent giving notice to the Borrower and (B) the Borrower becoming aware of the misrepresentation.

21.5	Cross default

(a)	Any Financial Indebtedness of the Borrower is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of the Borrower is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of the Borrower is cancelled or suspended by a creditor of the Borrower as a result of an event of default (however described).

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(d)	Any creditor of the Borrower becomes entitled to declare any Financial Indebtedness of the Borrower due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	No Event of Default will occur under this Clause 21.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than USD10,000,000 (or its equivalent in any other currency or currencies).

21.6	Insolvency

(a)	The Borrower:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	suspends making payments on any of its debts; or

(iii)	by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	A moratorium is declared in respect of any indebtedness of the Borrower.

21.7	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in respect of the Borrower in relation to:

(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise);

(ii)	a composition, compromise, assignment or arrangement with any creditor;

(iii)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer; or

(iv)	enforcement of any Security over any assets,

or any analogous procedure or step is taken in any jurisdiction (other than those described in paragraph (b) below).

(b)	The filing of an involuntary proceeding in a court of competent jurisdiction in the US seeking relief under US Bankruptcy Law in respect of the Borrower or an order or decree approving or ordering any of the foregoing shall be entered or the Borrower shall consent to the institution of, or fail to contest in a timely and appropriate manner, any such involuntary proceeding or the filing of a voluntary petition by the Borrower, under US Bankruptcy Law.

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(c)	The provisions of paragraph (a) of this Clause 21.7 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 60 days of commencement.

21.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Borrower having an aggregate value of USD10,000,000 (or its equivalent in any other currency or currencies) and is not discharged within thirty days.

21.9	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or dispute are commenced by or against the Borrower which has or could reasonably be expected to have a Material Adverse Effect (other than, for the avoidance of doubt, any Portfolio Company Liability).

21.10	Unlawfulness and invalidity

(a)	It is or becomes unlawful for the Borrower or the ParentCo (in respect of the ParentCo Account Control Agreement only) to perform any of its obligations under the Finance Documents.

(b)	Any obligation or obligations of the Borrower the ParentCo (in respect of the ParentCo Account Control Agreement only) under any Finance Documents are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

21.11	Repudiation and rescission

The Borrower or the ParentCo (in respect of the ParentCo Account Control Agreement only) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

21.12	Security

Any Security Document is not in full force and effect or does not create in favour of the Security Agent (for the benefit of the Secured Parties) the Security which it is expressed to create with the ranking and priority it is expressed to have or otherwise ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

21.13	Expropriation

The authority or ability of the Borrower to conduct its business is wholly or substantially curtailed by any seizure, expropriation, nationalisation, compulsory acquisition, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to the Borrower or any of its respective assets or the shares in the Borrower (including without limitation the displacement of all or part of the management of the Borrower).

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21.14	Material adverse change

A Material Adverse Effect has occurred (provided that, for these purposes, the business, assets or financial condition of the Borrower shall be deemed to be unaffected in all respects by any material adverse change in the business, assets or financial condition of the Issuer or the ParentCo or the value of the Issuer Shares or the ParentCo Shares and any such material adverse change in the business, assets or financial condition of the Issuer or the value of the Issuer Shares shall not, in itself have or be deemed to constitute a Material Adverse Effect).

21.15	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing (but subject to paragraph (b) of Clause 4.3 (Utilisations during the Certain Funds Period)) the Agent may or shall, if so directed by the Majority Lenders:

(a)	by notice to the Borrower:

(i)	cancel the Commitments whereupon it shall immediately be cancelled;

(ii)	declare that all or part of the Loans, together with accrued interest and any amount of Break Costs which is due but unpaid, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(iii)	declare that all or part of the Loans be payable on demand, whereupon it shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(b)	exercise or direct the Security Agent to exercise any and all of its rights, remedies, powers and discretions under the Finance Documents.

21.16	US Bankruptcy

(a)	Immediately upon the occurrence of an Event of Default specified in paragraph (b) of Clause 21.7 (Insolvency proceedings):

(i)	the Total Commitments shall automatically be cancelled (and reduced to zero);

(ii)	the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents shall automatically become immediately due and payable; and

(iii)	the Transaction Security shall immediately become enforceable,

in each case, without further act of the Finance Parties or any other person.

(b)	The Borrower acknowledges and agrees that upon the occurrence of an Event of Default and the exercise of rights arising pursuant to the Security Documents:

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(i)	a bulk sale of the Charged Shares may occur which may result in a substantially discounted realisation value with respect to the Charged Shares compared to the then current market price; and

(ii)	a private sale of the Charged Shares may occur which may result in less proceeds than a public sale.

(c)	The Borrower further acknowledges and agrees that:

(i)	any such bulk sale or private sale shall be a commercially reasonable disposition under the UCC notwithstanding any loss to it from a lower sale price; and

(ii)	no Secured Party shall have any liability or responsibility for any such loss.

(d)	For the avoidance of doubt, the Parties hereby agree that if the Agent declares a Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable in accordance with Clause 21.15 (Acceleration), all the Collateral Assets shall be aggregated together for the purposes of enforcement of the Transaction Security to satisfy any amounts owed by the Borrower under any Finance Document.

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Section 9     CHANGES TO PARTIES

22	Changes to the Lenders

22.1	Assignments and transfers by the Lenders

(a)	Subject to this Clause 22, a Lender (the “Existing Lender”) may:

(i)	assign any of its rights; or

(ii)	transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in syndicated loans (the “New Lender”).

22.2	Conditions of assignment or transfer

(a)	Subject to paragraph (b) below, the consent of the Borrower is required for an assignment, transfer or by way of a Voting Participation) by the Existing Lender of any of its rights or rights and obligations under the Finance Documents pursuant to this Clause 22 (a “Transfer”).

(b)	Notwithstanding paragraph (a) above, no consent of the Borrower is required for any Transfer if the Transfer is:

(i)	to a New Lender listed on the White List;

(ii)	with 10 Business Days’ prior written notice to the Borrower, to or made with another Lender or an Affiliate of any Lender; or

(iii)	made at a time when a Material Event of Default is continuing.

(other than in the case of (i) and (ii), where the New Lender or an Affiliate of a Lender is a Restricted Transferee) and provided that (in each case under paragraphs (i), (ii) and (iii)) the person to which such Transfer is made (either prior to or after the occurrence of an Material Event of Default) is not a Conflicted Lender.

(c)	The Existing Lender shall provide the Agent and the Borrower:

(i)	with notice of any proposed Transfer at least five Business Days prior to the Transfer Date or the date on which a Participation Agreement is proposed to be entered into; and

(ii)	in respect of any Transfer by way of a Voting Participation, the identity of the counterparty to such Participation within five Business Days after the entry into the Participation Agreement relating to that Participation.

(d)	An assignment will only be effective if the procedure and conditions set out in Clause 22.6 (Procedure for assignment) are complied with.

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(e)	A transfer will only be effective if the procedure set out in Clause 22.5 (Procedure for transfer) is complied with.

(f)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross-up and indemnities) or Clause 13.1 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or the Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(g)	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement, that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender and that (while the Issuer Shares are listed on the Exchange) it is not, and has not been during the preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Issuer.

(h)	Nothing in Clause 22.1 (Assignments and transfers by the Lenders) shall prohibit a New Lender, an Existing Lender or an Affiliate of the Existing Lender from entering into (whether directly or indirectly) any sub-participation or similar transaction in relation to, or any other transaction under which payments are to be made or may be made by reference to, this Agreement and/or the Borrower (including credit protection and/or derivative transactions, howsoever described).

22.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of USD3,000.

22.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of the Borrower;

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(iii)	the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 22; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

22.5	Procedure for transfer

(a)	Subject to the conditions set out in Clause 22.5 (Procedure for transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)	The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 22.9 (Pro rata interest settlement), on the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

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(ii)	the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender;

(iii)	the Agent, the Arranger, the Security Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger, the Security Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

(d)	The procedure set out in this Clause 22.5 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of transfer of such right or obligation or prohibit or restrict any transfer of such right or obligation, unless such prohibition or restriction shall not be applicable to the relevant transfer or each condition of any applicable restriction shall have been satisfied.

22.6	Procedure for assignment

(a)	Subject to the conditions set out in paragraph (d) below and in Clause 22.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)	The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 22.9 (Pro rata interest settlement), on the Transfer Date:

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(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	the Existing Lender will be released by the Borrower and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)	Lenders may utilise procedures other than those set out in this Clause 22.6 to assign their rights under the Finance Documents (but not, without the consent of the Borrower or unless in accordance with Clause 22.5 (Procedure for transfer), to obtain a release by the Borrower from the obligations owed to the Borrower by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in paragraph (e) below.

(e)	An assignment (whether pursuant to an Assignment Agreement or paragraph (c) above) will only be effective on:

(i)	receipt by the Agent (whether in an Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)	performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(f)	The procedure set out in this Clause 22.6 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of assignment of such right or release or assumption of such obligation or prohibit or restrict any assignment of such right or release or assumption of such obligation, unless such prohibition or restriction shall not be applicable to the relevant assignment, release or assumption or each condition of any applicable restriction shall have been satisfied.

22.7	Copy of Transfer Certificate or Assignment Agreement to the Borrower

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

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22.8	Security over Lenders’ rights

In addition to the other rights provided to the Lenders under this Clause 22, each Lender may, without consulting with or obtaining consent from the Borrower, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by the Borrower other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

22.9	Pro rata interest settlement

(a)	If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 22.5 (Procedure for transfer) or any assignment pursuant to Clause 22.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

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(B)	the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 22.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 22.9 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

23	Changes to the Borrower

The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents without the prior written consent of the Agent (acting on the instructions of all the Lenders).

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Section 10     THE FINANCE PARTIES

24	Role of the Agent, the Security Agent and the Arranger

24.1	The Agent and the Security Agent

(a)	Each of the Finance Parties (other than the Agent) appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each of the Finance Parties appoints the Security Agent to act as security agent under and in connection with the Finance Documents.

(c)	Any reference in this Agreement to “security agent” means that the Security Agent is acting as security agent and security trustee, and the Security Agent declares that it holds the Security Property on trust as security trustee for the Secured Parties on the terms contained in this Agreement.

(d)	To the extent that the security trusts established by this Agreement are not effective to confer the benefit of any Transaction Security upon any Secured Party:

(i)	the Security Agent shall act as security agent, and not as security trustee, for the relevant Secured Party in respect of that Transaction Security; and

(ii)	paragraph (c) above shall not apply to that Transaction Security.

(e)	Each of the Secured Parties authorises the Agent and the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent and the Security Agent (as applicable) under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

24.2	Enforcement through Security Agent only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.

24.3	Instructions

(a)	Each of the Agent and the Security Agent shall:

(i)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent or Security Agent (as applicable) in accordance with any instructions given to it by:

(A)	all Lenders or Super Majority Lenders if the relevant Finance Document stipulates the matter is an all Lender or Super Majority Lenders decision; and

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(B)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties).

(b)	Each of the Agent and the Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent or Security Agent (as applicable) may refrain from acting unless and until it receives any such instructions or that clarification.

(c)	Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent or Security Agent (as applicable) by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Agent or the Security Agent to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Agent’s or Security Agent’s own position in its personal capacity as opposed to its role of Agent or Security Agent for the relevant Finance Parties or Secured Parties (as applicable) including, without limitation, Clauses 24.6 (No fiduciary duties) to 24.11 (Exclusion of liability), Clauses 24.15 (Confidentiality) to 24.21 (Custodians and nominees) and Clauses 24.25 (Acceptance of title) to 24.28 (Disapplication of Trustee Acts); or

(iv)	in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:

(A)	Clause 25.1 (Order of application);

(B)	Clause 25.2 (Prospective liabilities); and

(C)	Clause 25.5 (Permitted deductions).

(e)	If giving effect to instructions given by the Majority Lenders would (in the Agent’s or (as applicable) the Security Agent’s opinion) have an effect equivalent to an amendment or waiver referred to in Clause 37 (Amendments and waivers), the Agent or (as applicable) Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Agent or Security Agent) whose consent would have been required in respect of that amendment or waiver.

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(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to paragraph (d)(iv) above,

the Agent or Security Agent shall do so having regard to the interests of (in the case of the Agent) all the Finance Parties and (in the case of the Security Agent) all the Secured Parties.

(g)	The Agent or the Security Agent (as applicable) may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(h)	Without prejudice to the remainder of this Clause 24.3 (Instructions), in the absence of instructions, each of the Agent and the Security Agent may act (or refrain from acting) as it considers to be in the best interest of (in the case of the Agent) the Finance Parties and (in the case of the Security Agent) the Secured Parties.

(i)	Neither the Agent nor the Security Agent is authorised to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (h) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

24.4	Duties of the Agent and the Security Agent

(a)	The duties of the Agent and the Security Agent under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, each of the Agent and the Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent or Security Agent (as applicable) for that Party by any other Party.

(c)	Without prejudice to Clause 22.7 (Copy of Transfer Certificate or Assignment Agreement to the Borrower), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.

(d)	Except where a Finance Document specifically provides otherwise, neither the Agent nor the Security Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

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(e)	If the Agent or the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(g)	The Agent shall provide to the Borrower, within five Business Days of a request by the Borrower (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the transmission of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

(h)	Each of the Agent and the Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

24.5	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

24.6	No fiduciary duties

(a)	Nothing in any Finance Document constitutes:

(i)	the Agent or the Arranger as a trustee or fiduciary of any other person; or

(ii)	the Security Agent as an agent, trustee or fiduciary of the Borrower.

(b)	None of the Agent, the Security Agent or the Arranger shall be bound to account to any other Finance Party or (in the case of the Security Agent) any Secured Party for any sum or the profit element of any sum received by it for its own account.

24.7	Business with the group

The Agent, the Security Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Borrower or Affiliate of the Borrower.

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24.8	Rights and discretions of the Agent and the Security Agent

(a)	Each of the Agent and the Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	Each of the Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties or security agent for the Secured Parties) that:

(i)	no Default has occurred (unless, in the case of the Agent, it has actual knowledge of a Default arising under Clause 21.1 (Non-payment)); and

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised.

(c)	Each of the Agent and the Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)	Without prejudice to the generality of paragraph (c) above or paragraph (e) below, each of the Agent and the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent or Security Agent (as applicable) (and so separate from any lawyers instructed by the Lenders) if the Agent or Security Agent (as applicable) in its reasonable opinion deems this to be necessary.

(e)	Each of the Agent and the Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

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(f)	Each of the Agent and the Security Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgement made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of, any such person,

unless such error or such loss was directly caused by the Agent’s or the Security Agent’s (as applicable) gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise, each of the Agent and the Security Agent may disclose to any other Party any information it reasonably believes it has received as agent or security agent under the Finance Documents.

(h)	Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Security Agent or the Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)	Notwithstanding any provision of any Finance Document to the contrary, neither the Agent nor the Security Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(j)	Without prejudice to the generality of paragraph (h) above, the Agent:

(i)	may disclose; and

(ii)	on the written request of the Borrower or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Borrower and to the other Finance Parties.

24.9	Responsibility for documentation

None of the Agent, the Security Agent or the Arranger is responsible or liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Security Agent, the Arranger, the Borrower or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

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(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property; or

(c)	any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

24.10	No duty to monitor

Neither the Agent nor the Security Agent shall be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

24.11	Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent or any Receiver or Delegate), none of the Agent, the Security Agent nor any Receiver or Delegate will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Security Property;

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

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(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)	No Party (other than the Agent, the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, the Security Agent, a Receiver or a Delegate, in respect of any claim it might have against the Agent, the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Security Property and any officer, employee or agent of the Agent, the Security Agent, a Receiver or a Delegate may rely on this Clause subject to Clause 1.6 (Third party rights) and the provisions of the Third Parties Ordinance.

(c)	Neither the Agent nor the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent or the Security Agent (as applicable) if the Agent or Security Agent (as applicable) has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent or the Security Agent (as applicable) for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent, the Security Agent or the Arranger to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Agent, the Security Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent, the Security Agent or the Arranger.

(e)	Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent, any Receiver or Delegate, any liability of the Agent, the Security Agent, any Receiver or Delegate arising under or in connection with any Finance Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent, the Security Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent, the Security Agent, Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Agent, the Security Agent, Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent, the Security Agent, Receiver or Delegate has been advised of the possibility of such loss or damages.

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24.12	Lenders’ indemnity to the Agent, the Calculation Agent and the Security Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, the Calculation Agent, the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the Agent’s, Calculation Agent’s, Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 31.10 (Disruption to payment systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent, Calculation Agent, Security Agent, Receiver or Delegate under the Finance Documents (unless the relevant Agent, Calculation Agent, Security Agent, Receiver or Delegate has been reimbursed by the Borrower pursuant to a Finance Document).

24.13	Resignation of the Agent, the Calculation Agent and the Security Agent

(a)	Each of the Agent, the Calculation Agent and the Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

(b)	Alternatively the Agent, the Calculation Agent or the Security Agent may resign by giving 30 days’ notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the other Finance Parties and the Borrower) may appoint a successor Agent, Calculation Agent or Security Agent (as applicable).

(c)	If the Majority Lenders have not appointed a successor Agent, Calculation Agent or Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent, Calculation Agent or Security Agent (as applicable) (after consultation with the other Finance Parties and the Borrower) may appoint a successor Agent, Calculation Agent or Security Agent (as applicable).

(d)	If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 24 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

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(e)	The retiring Agent, Calculation Agent or Security Agent (as applicable) shall make available to the successor Agent, Calculation Agent or Security Agent (as applicable) such documents and records and provide such assistance as the successor Agent, Calculation Agent or Security Agent may reasonably request for the purposes of performing its functions as Agent, Calculation Agent or Security Agent (as applicable) under the Finance Documents.

(f)	The resignation notice of the Agent, Calculation Agent or Security Agent (as applicable) shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	(in the case of the Security Agent), the transfer of the Security Property to that successor.

(g)	Upon the appointment of a successor, the retiring Agent, Calculation Agent or Security Agent (as applicable) shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 24.26 (Winding up of security agent arrangements) and paragraph (e) above) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent), Clause 14.4 (Indemnity to the Security Agent) and this Clause 24 (and any fees for the account of the retiring Agent, Calculation Agent or Security Agent (as applicable) shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)	The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)	the Agent fails to respond to a request under Clause 12.7 (FATCA information) and the Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(i)	the information supplied by the Agent pursuant to Clause 12.7 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

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(ii)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Agent, requires it to resign.

24.14	Replacement of the Agent or Security Agent

(a)	After consultation with the Borrower, the Majority Lenders may, by giving 30 days’ notice to the Agent, Calculation Agent or the Security Agent replace the Agent, Calculation Agent or the Security Agent by appointing a successor Agent, Calculation Agent or Security Agent.

(b)	The retiring Agent, Calculation Agent or Security Agent shall make available to the successor Agent, Calculation Agent or Security Agent (as applicable) such documents and records and provide such assistance as the successor Agent, Calculation Agent or Security Agent (as applicable) may reasonably request for the purposes of performing its functions as Agent, Calculation Agent or Security Agent (as applicable) under the Finance Documents.

(c)	The appointment of the successor Agent, Calculation Agent or Security Agent (as applicable) shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent, Calculation Agent or Security Agent (as applicable). As from this date, the retiring Agent, Calculation Agent or Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent), Clause 14.4 (Indemnity to the Security Agent) and this Clause 24 (and any agency or security agency fees for the account of the retiring Agent or Security Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent, Calculation Agent or Security Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

24.15	Confidentiality

(a)	In acting as agent or security agent for the Finance Parties or Secured Parties, the Agent or Security Agent (as applicable) shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent or Security Agent, it may be treated as confidential to that division or department and the Agent or Security Agent (as applicable) shall not be deemed to have notice of it.

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24.16	Relationship with the other Finance Parties

(a)	Subject to Clause 22.9 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 33.2 (Addresses) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

(c)	Each Secured Party shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

24.17	Credit appraisal by the Lenders

Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Finance Party confirms to the Agent, the Security Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

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(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(d)	the adequacy, accuracy or completeness of the Information Memorandum and any other information provided by the Agent, the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of, the Collateral Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Collateral Assets.

24.18	Deduction from amounts payable by the Agent or Security Agent

If any Party owes an amount to the Agent or the Security Agent under the Finance Documents the Agent or the Security Agent (as the case may be) may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent or the Security Agent (as the case may be) would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

24.19	Reliance and engagement letters

Each Finance Party and Secured Party confirms that each of the Arranger, the Agent and the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arranger, the Agent or the Security Agent) the terms of any reliance letter or engagement letters relating to any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

24.20	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of the Borrower to any of the Collateral Assets;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

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(c)	register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)	take, or to require the Borrower to take, any step to perfect its title to any of the Collateral Assets or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Security Document.

24.21	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any Security Property as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the Security Property and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

24.22	Insurance by Security Agent

The Security Agent shall not be obliged:

(a)	to insure any of the Collateral Assets;

(b)	to require any other person to maintain any insurance; or

(c)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

24.23	Delegation by the Security Agent

(a)	Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)	That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be), may, in its discretion, think fit in the interests of the Secured Parties.

(c)	No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

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24.24	Additional Security Agents

(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties;

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrower and the Secured Parties of that appointment.

(b)	Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)	The remuneration that the Security Agent may pay to that person, and any costs and expenses incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

24.25	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that the Borrower may have to any of the Collateral Assets and shall not be liable for, or bound to require the Borrower to remedy, any defect in its right or title.

24.26	Winding up of security agent arrangements

If the Security Agent, with the approval of the Agent, determines that:

(a)	all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and

(b)	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to the Borrower pursuant to the Finance Documents,

then:

(i)	the security agent arrangements and the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

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(ii)	any Security Agent which has resigned pursuant to Clause 24.13 (Resignation of the Agent, the Calculation Agent and the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

24.27	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

24.28	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

24.29	Relevant information

Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each of the Lenders accepts and acknowledges to the Agent, the Calculation Agent, the Security Agent and the Arranger that:

(a)	some or all of the information (including, without limitations, financial projections and/or other financial data) that has or may be provided to the Lenders (through the Agent, the Calculation Agent, the Security Agent or otherwise) is or may constitute inside information, price sensitive information, material non-public information (or some other class of information as may be relevant) or otherwise be subject to legal or regulatory control due to its non-public nature in relation to the Issuer (the “Price Sensitive Information”) and that the use of such information may be regulated or prohibited by applicable laws and regulations relating to, among other things, insider dealing and/or market abuse;

(b)	upon possession of the Price Sensitive Information, a Lender may be prohibited or restricted under the applicable laws and regulations from, among other things, dealing in or counselling or procuring another person to deal in the listed securities of the Issuer or its derivatives, or the listed securities of a related corporation (or any other relevant entity subject to the scope of applicable laws and regulations) of the Issuer or its derivatives, or otherwise from using or disclosing the Price Sensitive Information;

(c)	none of the Agent, the Calculation Agent, each Security Agent nor the Arranger will be liable for any action taken by it under or in connection with distributing the information provided that where it is required to act on the instructions of any Lender or Lenders, the Agent or the Security Agent may ask for a confirmation or certificate (in form and substance satisfactory to the Agent or the Security Agent, as relevant) confirming that the instructing Lender or Lenders is or are not in possession of any Price Sensitive Information and that it is or they are not instructing the Agent or Security Agent, as relevant, to act as a consequence of being in possession of any Price Sensitive Information; and

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(d)	any information received under or in connection with the Finance Documents shall not be used for any unlawful purpose, and each Lender shall make an independent evaluation of, and ensure its compliance with, any legal and regulatory restrictions on the use and/or disclosure of such information, including (without limitations) any applicable listing rules or other issued guidance or regulations relating to the trading of listed instruments.

25	Application of Proceeds

25.1	Order of application

Subject to Clause 25.2 (Prospective liabilities), all amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this Clause 25, the “Recoveries”) shall be held by the Security Agent for application at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 25), in the following order:

(a)	in discharging any sums owing to the Security Agent, any Receiver or any Delegate;

(b)	in payment of all costs and expenses incurred by the Agent or any Secured Party in connection with any realisation or enforcement of the Transaction Security taken in accordance with the terms of this Agreement; and

(c)	in payment to the Agent for application in accordance with Clause 31.5 (Partial payments).

25.2	Prospective liabilities

Following enforcement of any of the Transaction Security the Security Agent may, in its discretion, hold any amount of the Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later application under Clause 25.1 (Order of application) in respect of:

(a)	any sum to the Security Agent, any Receiver or any Delegate; and

(b)	any part of the Secured Liabilities,

that the Security Agent reasonably considers, in each case, might become due or owing at any time in the future.

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25.3	Investment of proceeds

Prior to the application of the proceeds of the Recoveries in accordance with Clause 25.1 (Order of application) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those moneys in the Security Agent’s discretion in accordance with the provisions of this Clause 25.3.

25.4	Currency conversion

(a)	For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange.

(b)	The obligations of the Borrower to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

25.5	Permitted deductions

The Security Agent shall be entitled, in its discretion:

(a)	to set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(b)	to pay all Taxes which may be assessed against it in respect of any of the Collateral Assets, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

25.6	Good discharge

(a)	Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Agent on behalf of the Finance Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b)	The Security Agent is under no obligation to make the payments to the Agent under paragraph (a) above in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

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26	Role of Calculation Agent

26.1	Appointment of the Calculation Agent

(a)	Each of the Finance Parties (other than the Calculation Agent) and the Borrower appoint the Calculation Agent to act as the Calculation Agent under and in connection with the Finance Documents.

(b)	Each of the Finance Parties (other than the Calculation Agent) and the Borrower authorise the Calculation Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Calculation Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

26.2	Duties of the Calculation Agent

(a)	Whenever the Calculation Agent is required to act, make a determination or exercise a discretion, it will do so in good faith and in a commercially reasonable manner.

(b)	The Calculation Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

26.3	No fiduciary duties

Each Party agrees that the Calculation Agent is not acting as a fiduciary for or as an adviser to such Party in respect of its duties as Calculation Agent in connection with the Finance Documents.

26.4	Rights and discretions of the Calculation Agent

(a)	The Calculation Agent may rely on:

(i)	any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, manager, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Calculation Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, tax advisers or other professional advisers or experts in relation to services under this Agreement and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(c)	The Calculation Agent may act in relation to the Finance Documents through its officer, employees and agents.

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(d)	The Calculation Agent may perform its duties through an Affiliate acting as its agent, provided that this shall not relieve the Calculation Agent of responsibility for the performance of its duties under this Agreement. Where an Affiliate does perform the duties of the Calculation Agent, both the Calculation Agent and the Affiliate shall have the rights, benefits and protections granted under this Agreement in respect of the performance by the Calculation Agent of its role as such under this Agreement.

(e)	Notwithstanding any provision of any Finance Document to the contrary, the Calculation Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

26.5	Failure to notify

No failure by the Calculation Agent to make any determination or calculation, or to do any act or thing, including, without limitation, any failure by the Calculation Agent:

(a)	to determine or to notify the Borrower of the Share Collateral Value, the LTV Ratio or the price of the Collateral Assets;

(b)	to notify the Borrower of the occurrence of a Disrupted Day, a Margin Call Date;

(c)	to notify of the occurrence of any event referred to in Clause 17.10 (Adjustment Events),

shall limit or affect in any way any obligations of the Borrower, or any rights, powers or remedies of any Lender, under the Finance Documents (including, without limitation, the obligation of the Borrower to comply with the terms of Clause 17.5 (Margin cure), the right of any Lender to cancel the Facility and accelerate repayment of all amounts outstanding pursuant to Clause 7.1 (Illegality) or Clause 21.15 (Acceleration), and the right of any Secured Party to enforce its Security under the terms of the Security Documents).

27	Exclusion of liability of the Calculation Agent and the Lenders

(a)	Without limiting paragraph (b) below, neither the Calculation Agent nor any Lender will be liable for any action taken by, or any omission of or default by, the Calculation Agent or that Lender under or in connection with any Finance Document, unless directly caused by the gross negligence or wilful misconduct of the Calculation Agent or that Lender.

(b)	No Party (other than the Calculation Agent or the relevant Lender, as the case may be) may take any proceedings against any officer, employee or agent of the Calculation Agent or that Lender in respect of any claim it might have against the Calculation Agent or that Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Calculation Agent and each Lender may rely on this Clause 27 subject to Clause 1.6 (Third party rights) and the provisions of the Third Parties Ordinance.

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(c)	In no event shall the Calculation Agent or any Lender be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive or consequential damages, whether or not the Calculation Agent or Lender has been advised of the possibility of such loss or damages.

28	Waiver of conflicts

28.1	Acknowledgements

The Borrower acknowledges and agrees that each Secured Party and their respective Affiliates (the “Relevant Entities”):

(a)	are engaged in a wide range of financial services and businesses (including, without limitation, lending, underwriting, securities trading, market-making, corporate and investment banking, derivatives, stock-lending, repos, investment management, advisory services and research) and may undertake such activities for its own account and/or for clients;

(b)	may provide services to and undertake transactions with persons with whom the Borrower or its Affiliates may have conflicting interests;

(c)	may provide services to and undertake transactions with the Issuer and/or its Affiliates or shareholders; and

(d)	may undertake transactions or advisory mandates or publish research or give opinions which relate directly or indirectly to the Issuer or its Affiliates or the Issuer Shares or which may affect the price of or liquidity in the Issuer Shares, including without limitation trading in or holding long, short or derivative positions in the Issuer Shares or other securities or loans of the Issuer or its Affiliates or acting for or financing potential bidders for any such Shares, securities or loans.

28.2	Waiver; No restriction or other duties

(a)	The Borrower (i) agrees that any Relevant Entity may provide any such service, conduct any such business and enter into any such transactions described in Clause 28.1 (Acknowledgements) (a “Relevant Business Activity”) notwithstanding any actual or potential conflict of interest which may arise in relation to the transactions constituted by and contemplated by the Finance Documents, and (ii) waives and agrees not to assert or bring any claim based on any such actual or potential conflict of interest against any Relevant Entity or any of its officers, directors, employees, agents or advisers (“Personnel”).

(b)	The Borrower agrees that no Relevant Entity or its Personnel shall be required to restrict or limit any business activity as a result of having entered into the Finance Documents, nor shall any Lender or the Calculation Agent be restricted or limited, as a result of having undertaken any Relevant Business Activity, in exercising its rights and remedies under and in respect of the Finance Documents. Subject to Clause 38 (Confidential Information), nothing in the Finance Documents nor the receipt by a Relevant Entity of confidential information shall give rise to any fiduciary, equitable or contractual duties that would prevent or restrict any Relevant Entity or its Personnel from acting on behalf of customers or on its or their own accounts.

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28.3	No duty to disclose or account

No Relevant Entity nor its Personnel shall be under any obligation to:

(a)	disclose to (or use on behalf of) the Borrower or any of its Affiliates any information relating to or received in connection with any Relevant Business Activity; or

(b)	account to the Borrower for any revenue or profits obtained in connection with, any Relevant Business Activity.

28.4	Third party rights

This Clause 28 is for the benefit of, and may (in accordance with the Third Parties Ordinance) be enforced by, any Relevant Entity or its Personnel.

29	Conduct of business by the Secured Parties

(a)	No provision of this Agreement will:

(i)	interfere with the right of any Secured Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(ii)	oblige any Secured Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(iii)	oblige any Secured Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

(b)	It is acknowledged by the Parties that the Lenders may, in their discretion, agree to co-ordinate between them certain matters, actions and/or decisions to be made or done under the Finance Documents.

30	Sharing among the Finance Parties

30.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from the Borrower other than in accordance with Clause 31 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

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(b)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 31 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 31.5 (Partial payments).

30.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 31.5 (Partial payments) towards the obligations of the Borrower to the Sharing Finance Parties.

30.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 30.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from the Borrower, as between the Borrower and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Borrower.

30.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the Borrower and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Borrower.

30.5	Exceptions

(a)	This Clause 30 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrower.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

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(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

Section 11      ADMINISTRATION

31	Payment mechanics

31.1	Payments to the Agent

(a)	On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, the Borrower (subject to Clause 31.11 (Payments to the Security Agent) or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Agent, in each case, specifies.

31.2	Distributions by the Agent

(a)	Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 31.3 (Distributions to ) and Clause 31.4 (Clawback and pre-funding) and Clause 31.11 (Payments to the Security Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

(b)	The Agent shall distribute payments received by it in relation to all or any part of a Loan to the Lender indicated in the records of the Agent as being so entitled on that date provided that the Agent is authorised to distribute payments to be made on the date on which any transfer becomes effective pursuant to Clause 24 (Role of the Agent, the Security Agent and the Arranger) to the Lender so entitled immediately before such transfer took place regardless of the period to which such sums relate.

31.3	Distributions to the Borrower

The Agent and the Security Agent may (with the consent of the Borrower or in accordance with Clause 32 (Set-off)) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

31.4	Clawback and pre-funding

(a)	Where a sum is to be paid to the Agent or the Security Agent under the Finance Documents for another Party, the Agent or, as the case may be, the Security Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

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(b)	Unless paragraph (c) below applies, if the Agent or the Security Agent pays an amount to another Party and it proves to be the case that it had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid shall on demand refund the same to the Agent or, as the case may be, the Security Agent together with interest on that amount from the date of payment to the date of receipt by the Agent or, as the case may be, the Security Agent, calculated by it to reflect its cost of funds.

(c)	If the Agent is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)	the Agent shall notify the Borrower of that Lender’s identity and the Borrower shall on demand refund it to the Agent; and

(ii)	the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

31.5	Partial payments

(a)	If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent, the Security Agent, any Receiver, any Delegate or the Arranger under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

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31.6	No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

31.7	Business Days

During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

31.8	Currency of account

(a)	Subject to paragraphs (b) to (e) below, US dollars is the currency of account and payment for any sum due from the Borrower under any Finance Document.

(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than US dollars shall be paid in that other currency.

31.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

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31.10	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

(a)	the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)	the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)	the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)	any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 37 (Amendments and waivers);

(e)	the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 31.10; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

31.11	Payments to the Security Agent

Notwithstanding any other provision of any Finance Document, at any time after any Security created by or pursuant to any Security Document becomes enforceable, the Security Agent may require:

(a)	the Borrower to pay all sums due under any Finance Document; or

(b)	the Agent to pay all sums received or recovered from the Borrower under any Finance Document,

in each case as the Security Agent may direct for application in accordance with the terms of the Security Documents.

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32	Set-off

Following the occurrence of an Acceleration Event, a Finance Party may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

33	Notices

33.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, electronic mail or letter.

33.2	Addresses

The address, email address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower, that identified with its name below with a copy to:

[***]

(b)	in the case of the Original Lender, that identified with its name below;

(c)	in the case of any other Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party;

(d)	in the case of the Agent, the Security Agent and the Calculation Agent, that identified with its name below,

or, in each case, any substitute address, email address, fax number or department or officer as the Party may notify to the other Parties by not less than five Business Days’ notice.

33.3	Delivery

(a)	Any communication or document made or delivered by one Party to another Party under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form;

(ii)	if by way of email, when sent provided that the sender has not received a message that the email has not been received by the recipient; or

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(iii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Agent, the Calculation Agent or the Security Agent will be effective only when actually received by that Finance Party and then only if it is expressly marked for the attention of the department or officer identified with its signature below (or any substitute department or officer as it shall specify for this purpose).

(c)	Where multiple email or postal addresses are specified in relation to a Party, another Party giving notice by email or letter to that Party shall send a copy of the communication or document to each such email or (if the notice is being delivered or posted by letter) postal address, but provided that the communication or document made or delivered is effective (in accordance with this Clause 33.3) in relation to at least one such email or (as the case may be) postal address it shall be regarded as effective notice to that Party for the purposes of the Finance Documents.

(d)	Any communication or document which becomes effective, in accordance with paragraphs (a) to (c) above:

(i)	where such communication or document is a Margin Return Notice, after 11:00 a.m. in the place of receipt shall be deemed only to become effective on the following Business Day; or

(ii)	where such communication or document is not a Margin Return Notice, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

33.4	Notification of address and fax number

Promptly upon changing its address or fax number, the Agent shall notify the other Parties.

33.5	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

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34	Calculations and certificates

34.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

34.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

34.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the London interbank market differs, in accordance with that market practice.

35	Partial invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

36	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No waiver or election to affirm any Finance Document on the part of any Secured Party shall be effective unless in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

37	Amendments and waivers

37.1	Required consents

(a)	Subject to Clause 37.2 (All Lender matters), Clause 37.3 (Super Majority Lender matters) and Clause 37.4 (Other exceptions), any term of any of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

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(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 37.

37.2	All Lender matters

Any amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definitions of “Majority Lenders” in Clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance Documents;

(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	an increase in or an extension of any Commitment or the Total Commitments, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;

(e)	a change to the Borrower;

(f)	any provision which expressly requires the consent of all the Lenders;

(g)	Clause 2.2 (Finance Parties’ rights and obligations), Clause 22 (Changes to the Lenders), Clause 25 (Application of Proceeds), Clause 30 (Sharing among the Finance Parties), this Clause 37, Clause 41 (Governing law) (or the governing law of any Finance Document) or Clause 42.1 (Jurisdiction) (or the jurisdiction clause of any Finance Document);

(h)	the release of any guarantee and indemnity granted under any Finance Document or of any Transaction Security unless permitted under this Agreement; and

(i)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(i)	the guarantee and indemnity granted under any Finance Document;

(ii)	the Collateral Assets; or

(iii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

shall not be made without the prior consent of all the Lenders.

37.3	Super Majority Lender matters

Any amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

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(a)	the definitions of “Adjustment Event”, “Extraordinary Event”, “LTV Margin Call Level”, “LTV Ratio”, “Initial LTV Ratio”, or “Share Price”;

(b)	Clause 7.2 (Mandatory Prepayment Event) (and any definition referred to in that Clause, except for the definitions of “Change of Control” and “New Listing”); or

(c)	Clause 17 (LTV Ratio and margin call) (and any definition referred to in that Clause),

shall not be made without the prior consent of the Super Majority Lenders.

37.4	Other exceptions

An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent, the Arranger or the Calculation Agent (each in their capacity as such) may not be effected without the consent of the Agent, the Security Agent, that Arranger or the Calculation Agent, as the case may be.

38	Confidential Information

38.1	Disclosure of information

(a)	Each Finance Party must keep confidential any Confidential Information supplied by or on behalf of the Borrower in connection with the Finance Documents. However, a Finance Party is entitled to disclose information:

(i)	which is publicly available, other than as a result of a breach by that Finance Party of this Clause 38;

(ii)	if required to do so under any legal, arbitration or regulatory proceedings or procedure;

(iii)	if required to do so under any law or regulation;

(iv)	to a governmental, banking, taxation or other regulatory authority;

(v)	to its professional advisers and any other person providing services to it (including, without limitation, any provider of administrative, agency or settlement services, external auditors, stock exchanges, clearing houses and other financial market utilities) provided that such person is under a duty of confidentiality, contractual or otherwise, to that Finance Party;

(vi)	to any person whom a Finance Party reasonably believes to be an adviser, agent or representative of the Borrower or the Sponsor or in any case any of their affiliates;

(vii)	to the head office, branches, representative offices, Subsidiaries, related corporations or Affiliates of any Finance Party (each a “Finance Party Related Party”) and each Finance Party Related Party shall be permitted to disclose information as if it were a Finance Party;

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(viii)	to any person permitted by the Borrower;

(ix)	to the Issuer, any transfer agent or depositary agent of the Issuer, or any other depositary or clearing system through which the Charged Shares is cleared or deposited for clearance;

(x)	to the extent permitted under paragraph (b) below;

(xi)	to the International Swaps and Derivatives Association, Inc. (“ISDA”) or any Credit Derivatives Determination Committee or sub-committee of ISDA where such disclosure is required by them in order to determine whether the obligations under the Finance Documents will be, or in order for the obligations under the Finance Documents to become, deliverable under a credit derivative transaction or other credit linked transaction which incorporates the 2009 ISDA Credit Derivatives Determinations Committees and Auction Settlement Supplement or other provisions substantially equivalent thereto;

(xii)	to any person for the purpose of obtaining a valuation in connection with a Participation Agreement.

(b)	A Finance Party may disclose to:

(i)	any of its Affiliate;

(ii)	a transferee or assignee;

(iii)	a Participant;

(iv)	any potential transferee or assignee;

(v)	any potential Participant; or

(vi)	any person who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any person referred to in paragraph (ii) to (v) above (an “investor”),

(A)	a copy of any Finance Document; and

(B)	any information which that Finance Party has acquired in connection with any Finance Document.

However, before a potential transferee, assignee, investor or Participant may receive any confidential information, it must either agree with the relevant Finance Party to keep that information confidential on the terms of paragraph (a) above or execute in favour of the relevant Finance Party a confidentiality agreement in a form customarily required by that Finance Party, but on the basis that that potential transferee, assignee, investor or Participant may itself disclose the documents and information referred to in sub-paragraphs (A) and (B) above to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer of an economic or other interest in, or related to, this Agreement so long as the relevant transferee agrees with that potential transferee, assignee, investor or Participant to keep that information confidential on the terms of paragraph (a) above or executes in favour of that potential transferee, assignee, investor or Participant a confidentiality agreement in a form customarily required by that potential transferee, assignee, investor or Participant.

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(c)	At any time after any Secured Party becoming entitled to enforce the Transaction Security and while that right continues, a Secured Party may disclose to any person (in its absolute discretion and without reference or notification to the Borrower):

(i)	the fact that the Secured Parties may be entitled to enforce (or have enforced) their rights, powers, remedies and discretions under the Security Documents and the other Finance Documents and any surrounding circumstances;

(ii)	any information concerning the Facility, the Finance Documents and any transaction entered into in connection with the Finance Documents; and

(iii)	any other relevant information concerning any arrangement, transaction or facility entered into between any Finance Party and the Borrower.

(d)	This Clause 38 supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

38.2	Continuing obligations

The obligations in this Clause 38 (Confidential Information) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Borrower under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

39	Confidentiality of Funding Rates

39.1	Confidentiality and disclosure

(a)	The Agent and the Borrower agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.

(b)	The Agent may disclose:

(i)	any Funding Rate to the Borrower pursuant to Clause 8.4 (Notification of rates of interest); and

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(ii)	any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the APLMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or reference bank, as the case may be.

(c)	The Agent may disclose any Funding Rate and the Borrower may disclose any Funding Rate to:

(i)	any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)	any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances;

(iii)	any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or, as the case may be, the Borrower, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender.

39.2	Related obligations

(a)	The Agent and the Borrower acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse, and the Agent and the Borrower undertake not to use any Funding Rate for any unlawful purpose.

(b)	The Agent and the Borrower agree (to the extent permitted by law and regulation) to inform the relevant Lender:

133

(i)	of the circumstances of any disclosure made pursuant to paragraph (b)(ii) of Clause 39.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 39.

40	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

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Section 12     GOVERNING LAW AND ENFORCEMENT

41	Governing law

This Agreement is governed by the laws of Hong Kong.

42	Enforcement

42.1	Jurisdiction

(a)	The courts of Hong Kong have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	Notwithstanding paragraph (a) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, a Finance Party may take concurrent proceedings in any number of jurisdictions.

42.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

(i)	irrevocably appoints Centurium Capital Management (HK) Limited as its agent for service of process in relation to any proceedings before the Hong Kong courts in connection with any Finance Document; and

(ii)	agrees that failure by an agent for service of process to notify the Borrower of the process will not invalidate the proceedings concerned.

(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower must immediately (and in any event within ten days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1

The Original Lender

Original Lender	Commitment (USD)
Ping An Bank Co., Ltd. (平安银行股份有限公司), acting through the Offshore Banking Center	350,000,000

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Schedule 2

Conditions precedent

1.	The Borrower and the ParentCo

(a)	A copy of its constitutional documents and statutory registers.

(b)	A copy of a resolution of its board of directors:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)	A certificate (signed by a director or authorised signatory) confirming that borrowing and securing, as applicable, the Total Commitments would not cause any borrowing or securing or similar limit binding on it to be exceeded.

(e)	A copy of certificate of good standing issued by the Registrar of Companies in the Cayman Islands.

(f)	A certificate certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Finance Documents

(a)	A copy of each of the following Finance Documents duly executed by the parties to it:

(i)	this Agreement;

(ii)	Borrower Bank Account Charge;

(iii)	Issuer Share Charge;

(iv)	ParentCo Account Control Agreement; and

(v)	the Fee Letter.

(b)	A copy of the ParentCo Share Charge in agreed form.

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(c)	Each original or copy of each share certificate, document of title, notice of charge or assignment and any acknowledgement of each such document or notice and any other instructions, instruments or documents signed by the relevant person, all as required by the Security Documents referred to in paragraph (a) above.

3.	Legal opinions

(a)	A legal opinion of Linklaters, legal advisers to the Arranger in Hong Kong, substantially in the form distributed to the Original Lender prior to signing this Agreement.

(b)	A legal opinion of Ogier, legal advisers to the Arranger in the Cayman Islands, substantially in the form distributed to the Original Lender prior to signing this Agreement.

4.	Other documents and evidence

(a)	A copy of the Consortium Agreement (provided that, commercially sensitive items may be redacted).

(b)	Evidence that any process agent referred to in Clause 42.2 (Service of process) and any other Finance Document has accepted its appointment.

(c)	(If applicable) evidence that the fees, costs and expenses then due and payable from the Borrower on the Initial Utilisation Date pursuant to Clause 11 (Fees) and Clause 16 (Costs and expenses) have been paid or will be paid by the Initial Utilisation Date.

(d)	A copy of the memorandum of Harney Westwood & Riegels LP, legal advisers to the Borrower in the Cayman Islands confirming that the Merger is only required to be approved by 2/3 shareholders present at the shareholder meeting of the Issuer.

(e)	A copy of the consent or waivers necessary for the Borrower to create the security over the Collateral Assets and enforce the relevant security under the Security Documents (including such waivers granted by the Issuer under the Borrower IRA, Rights Agreement and such consents required by the Consortium Agreement).

138

Schedule 3

Utilisation Request

From:	The Borrower

To:	[Agent]

Dated:

Dear Sirs

Project Catherine – Facility Agreement relating to an up to USD350,000,000 term facility dated [●] (the “Agreement”)

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[_____] (or, if that is not a Business Day, the next Business Day)

Amount:	[_____]

Interest Period:	Six Months

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) or Clause 4.3 (Utilisations during the Certain Funds Period) as applicable is satisfied on the date of this Utilisation Request.

4.	The proceeds of this Loan should be credited to [account].

5.	This Utilisation Request is irrevocable.

Yours faithfully

…………………………………

authorised signatory for

The Borrower

139

Schedule 4

Form of Margin Call Notice

From:	[Agent]

To:	The Borrower

Dated:

Dear Sirs

Project Catherine – Facility Agreement relating to an up to USD350,000,000 term facility dated [●] (the “Agreement”)

1.	We refer to the Agreement. This is a Margin Call Notice. Terms defined in the Agreement have the same meaning in this Margin Call Notice unless given a different meaning in this Margin Call Notice.

2.	The LTV Ratio exceeds the LTV Margin Call Level as of [_____] (the “Margin Call Date”).

3.	In accordance with Clause [17.4 (Margin call)] and Clause 17.5 (Margin cure), you are required to:

(a)	transfer Cash to the Cash Collateral Account;

(b)	transfer Issuer Shares to the Secured Custodian Securities Account;

(c)	prepay the Loans; and/or

(d)	any combination of the foregoing (the “Margin Cure”),

such that the outstanding LTV Ratio is less than or equal to the Initial LTV Ratio.

4.	In accordance with Clause 17.4 (Margin call) and Clause 17.5 (Margin cure), you are required to make the Margin Cure by no later than 5:00 p.m. on the [●] Business Day following the Margin Call Date.

5.	This Margin Call Notice is governed by Hong Kong law.

Yours faithfully

…………………………………

authorised signatory for

[Name of the Calculation Agent]

140

Schedule 5

Form of Margin Return Notice

From:	[The Borrower]

To:	[Agent]

Dated:

Dear Sirs

Project Catherine – Facility Agreement relating to an up to USD350,000,000 term facility dated [●] (the “Agreement”)

1.	We refer to the Agreement. This is a Margin Return Notice. Terms defined in the Agreement have the same meaning in this Margin Return Notice unless given a different meaning in this Margin Return Notice.

2.	In accordance with clause 17.8 (Margin Return Amount) of the Agreement, we request the transfer of [[_____] Charged Issuer Shares, that is standing to the credit of [the Secured Custodian Securities Account/ [Cash in the amount of [_____] that is standing to the credit of [the Cash Collateral Account]] to the following account:

[insert account details].

3.	We confirm that each condition specified in paragraph (c) of Clause 17.8 (Margin Return Amount) of the Agreement is satisfied on the date of this Margin Return Notice.

4.	This Margin Return Notice is governed by Hong Kong law.

Yours faithfully

…………………………………

authorised signatory for

The Borrower

141

Schedule 6

Form of Transfer Certificate

To:	[_____] as Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Project Catherine – Facility Agreement relating to an up to USD350,000,000 term facility dated [●] (the “Agreement”)

1.	We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 22.5 (Procedure for transfer):

(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 22.5 (Procedure for transfer), all of the Existing Lender’s rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participations in the Loans under the Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is [ ].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 22.4 (Limitation of responsibility of Existing Lenders).

4.	[The New Lender represents and warrants that it is not, and has not been during the preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Issuer.][1]

5.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6.	This Transfer Certificate is governed by Hong Kong law.

7.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

1       To be inserted while the Issuer Shares are listed on the Exchange

142

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [                   ].

[Agent]

By:

143

Schedule 7

Form of Assignment Agreement

To:	[ ] as Agent and [ ] as Borrower

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Project Catherine – Facility Agreement relating to an up to USD350,000,000 term facility dated ______________________ 2020 (the “Agreement”)

1.	We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	We refer to Clause 22.6 (Procedure for assignment):

(a)	The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in the Loan under the Agreement as specified in the Schedule.

(b)	The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in the Loans under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [ ].

4.	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 22.4 (Limitation of responsibility of Existing Lenders).

7.	[The New Lender represents and warrants that it is not, and has not been during the preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Issuer.] [2]

2       To be inserted while the Issuer Shares are listed on the Exchange

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8.	This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 22.7 (Copy of Transfer Certificate or Assignment Agreement to the Borrower), to the Borrower of the assignment referred to in this Assignment Agreement.

9.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

10.	This Assignment Agreement is governed by Hong Kong law.

11.	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

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THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [                   ].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

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Schedule 8
White List

1.	Agricultural Bank of China	2.	Huanan Commercial Bank Ltd.
3.	Australia and New Zealand Banking Group Limited	4.	Huaxia Bank
5.	Bank of China	6.	Industrial Bank
7.	Bank of Communications Co., Ltd.	8.	Industrial and Commercial Bank of China Limited
9.	Bank of Tokyo-Mitsubishi UFJ, Ltd.	10.	ING
11.	Bank SinoPac	12.	Macquarie Bank
13.	BNP Paribas	14.	Maybank
15.	Cathay United Bank	16.	Mega ICBC
17.	China Bohai Bank	18.	Mizuho Corporate Bank, Ltd.
19.	China Citic Bank	20.	National Australia Bank, Limited
21.	China Construction Bank Corporation	22.	Natixis
23.	China Development Bank Corporation	24.	Nomura International (Hong Kong) Limited
25.	China Everbright Bank	26.	Oversea-Chinese Banking Corporation Ltd.
27.	China Merchants Bank	28.	Raiffeisen Bank International
29.	China Minsheng Banking Corp., Ltd.	30.	Shanghai Pudong Development Bank
31.	China Guangfa Bank	32.	Standard Chartered Bank
33.	China Zheshang Bank	34.	Taishin International Bank
35.	Credit Agricole Corporate and Investment Bank	36.	Taipei Fubon Commercial Bank Co., Ltd
37.	DBS Bank Ltd.	38.	United Overseas Bank
39.	E. Sun Commercial Bank	40.	Wing Lung Bank Limited
41.	Far Eastern International

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Signatures

The Borrower

BEACHHEAD HOLDINGS LIMITED

By:	/s/ Fai Hung Chan

Address:	[***]

Fax No:	[***]

Attention:	[***]

Email:	[***]

[Project Catherine - Signature Page for Facility Agreement]

The Arranger

PING AN BANK CO., LTD. (平安银行股份有限公司), ACTING THROUGH THE OFFSHORE BANKING CENTER

By:	/s/ Song Junping (company chop)

Address:	[***]

Facsimile No.:	[***]

Attention:	[***]

Email:	[***]

[Project Catherine - Signature Page for Holdco Facility Agreement]

The Original Lender

PING AN BANK CO., LTD. (平安银行股份有限公司), ACTING THROUGH THE OFFSHORE BANKING CENTER

By:	/s/ Song Junping (company chop)

Address:	[***]

Facsimile No.:	[***]

Attention:	[***]

Email:	[***]

[Project Catherine - Signature Page for Holdco Facility Agreement]

The Agent

PING AN BANK CO., LTD. (平安银行股份有限公司), ACTING THROUGH THE OFFSHORE BANKING CENTER

By:	/s/ Song Junping (company chop)

Address:	[***]

Facsimile No.:	[***]

Attention:	[***]

Email:	[***]

[Project Catherine - Signature Page for Holdco Facility Agreement]

The Security Agent

PING AN BANK CO., LTD. (平安银行股份有限公司), ACTING THROUGH THE OFFSHORE BANKING CENTER

By:	/s/ Song Junping (company chop)

Address:	[***]

Facsimile No.:	[***]

Attention:	[***]

Email:	[***]

[Project Catherine - Signature Page for Holdco Facility Agreement]

The Calculation Agent

PING AN BANK CO., LTD. (平安银行股份有限公司), ACTING THROUGH THE OFFSHORE BANKING CENTER

By:	/s/ Song Junping (company chop)

Address:	[***]

Facsimile No.:	[***]

Attention:	[***]

Email:	[***]

[Project Catherine - Signature Page for Holdco Facility Agreement]